Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

This Agreement dated as of May 30, 2006 (the “Effective Date”), is between BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Seller”), and FOWLER PROPERTY ACQUISITIONS, LLC, a California limited liability company, or its permitted assignee (“Buyer”).

ARTICLE 1

PURCHASE AND SALE OF PROPERTY

1.1 Sale.

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, the following property (collectively, the “Property”)

(a) that certain tract or parcel of land located at 1700 and 1800 Green Hills Road in the City of Scotts Valley, County of Santa Cruz, Santa Clara County, California, more particularly described on Exhibit A attached hereto and made a part hereof (APN 024-261-08), together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, the two (2) two-story commercial buildings, containing approximately one hundred thirty-six thousand nine hundred twenty-seven (136,927) square feet of space in the aggregate, located on the Land and a detached fitness center building located behind the commercial building situated at 1800 Green Hills Road (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c) all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) relating to the upkeep, repair, maintenance or operation of the Land or Improvements which will extend beyond the closing date hereunder and which Buyer agrees, on or before the expiration of the Feasibility Period referred to below, to assume as of the Closing hereunder, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements (the property and other items described in this Section 1.1 (c) being sometimes herein referred to collectively as the “Intangibles”); and

(d) all of Seller’s right, title and interest in and to (i) the furniture systems located in the building situated at 1700 Green Hills Road, (ii) the lobby furniture located in both of the two- story commercial buildings situated on the Land, and (iii) the equipment located in the fitness center building located on the Land (the property described in this Section 1.1 (d) being sometimes referred to collectively as the “Personal Property”). The Personal Property shall not include any of the furniture systems, furniture (other than the lobby furniture referred to in the immediately preceding sentence), furnishings or personal property located in the commercial building situated at 1800 Green Hills Road which shall remain the property of Seller.

1.2 Purchase Price.

(a) The purchase price of the Property is Twelve Million and 00/100 Dollars ($12,000,000.00) (the “Purchase Price”).

(b) The Purchase Price shall be paid as follows:

(i) Deposit. Not later than two (2) days following the execution of this Agreement, Buyer shall deliver to First American Title Insurance Company, 1737 North First Street, San Jose, CA 95112, Attn: Liz Zankich (“Title Company”) a deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000) (the “Initial Deposit”). The Initial Deposit shall be placed by Title Company in an interest-bearing account, with interest accruing in the name of Buyer. The interest accrued on the Initial Deposit while in escrow shall be deemed part of the Initial Deposit for purposes of this Agreement. Upon the satisfaction (or waiver in writing by Buyer) of the conditions set forth in Sections 2.1 (a) through 2.1 (d), but in no event later than the expiration of the Feasibility Period referred to in Section 2.2(a) below, Buyer shall deliver to Title Company an additional deposit in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Second Deposit”). The Second Deposit shall be placed by Title Company in an interest-bearing account, with interest accruing in the name of Buyer. The interest accrued on the Second Deposit while in escrow shall be deemed part of the Second Deposit for purposes of this Agreement. The Initial Deposit and the Second Deposit, together with all interest accrued thereon while in escrow, are collectively referred to herein as the “Deposit.” Upon the satisfaction (or waiver in writing by Buyer) of the conditions set forth in Sections 2.1 (a) through 2.1(d) below, the Deposit shall be non-refundable to Buyer (except as otherwise provided in this Agreement) but shall be credited against the Purchase Price at the Closing hereunder. In the event any of the conditions set forth in Sections 2.1 (a) through 2.1(d) are not satisfied or waived in writing by Buyer on or prior to the expiration of the Feasibility Period referred to in Section 2.2(a) below, then this Agreement shall be deemed terminated, all obligations of the parties hereunder (except for those obligations which expressly survive the termination of this Agreement) shall cease and the Deposit (together with the interest accrued thereon while in escrow) shall be promptly refunded to Buyer.

(ii) Cash at Closing. At the Closing, Buyer shall pay to Seller in cash the Purchase Price. The Deposit shall be released to Seller and credited against the Purchase Price at the consummation of the purchase and sale contemplated hereunder (the “Closing”).

(iii) Liquidated Damages. THE PARTIES HERETO AGREE THAT SELLER’S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. THE PARTIES HERETO AGREE THAT THE AMOUNT OF THE DEPOSIT, INCLUDING ANY INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT OF A BREACH OR DEFAULT OF THIS AGREEMENT BY BUYER. BUYER AGREES THAT IN THE EVENT OF SUCH BREACH OR DEFAULT BY BUYER, SELLER, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RECEIVE AND RETAIN

THE DEPOSIT (INCLUDING ANY INTEREST ACCRUED THEREON WHILE IN ESCROW) AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. SUCH RECEIPT OF THE DEPOSIT (INCLUDING ANY INTEREST ACCRUED THEREON WHILE IN ESCROW) BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY, AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER’S SOLE REMEDY IN THE EVENT BUYER BREACHES OR DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY HEREUNDER. THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY BREACH BY BUYER OF ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATION OF BUYER UNDER THIS AGREEMENT, OR ANY OTHER OBLIGATION OF BUYER THAT EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT. THIS LIQUIDATED DAMAGES PROVISION ALSO SHALL NOT SERVE AS A LIMITATION ON THE AMOUNT OF ATTORNEYS’ FEES THAT SELLER MAY PURSUE OR COLLECT FROM BUYER IN THE EVENT SELLER INCURS ATTORNEYS’ FEES IN ATTEMPTING TO COLLECT OR RETAIN THE LIQUIDATED DAMAGES REFERRED TO HEREIN. BY INITIALING THIS SECTION 1.2(b)(iii) BELOW, SELLER AND BUYER AGREE TO THE TERMS OF THIS SECTION 1.2(b)(iii).

INITIALS:            SELLER /s/    TN             BUYER /s/    GF

ARTICLE 2

CONDITIONS

2.1 Conditions Precedent to Buyer’s Obligations.

Buyer’s obligation to purchase the Property is conditioned upon the following:

(a) Buyer’s review and approval, in Buyer’s sole discretion, of the physical condition of the Property, including, without limitation, the structural, electrical, and mechanical condition of the Property and the presence or absence of “Hazardous Materials” (defined below) in or from its soil and groundwater, or anywhere else in or around the Property.

(b) Buyer’s review and approval, in Buyer’s sole discretion, of all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

(c) Buyer’s review and approval, in Buyer’s sole discretion, of the documents identified on Exhibit B attached hereto (the “Documents”). Buyer acknowledges that Seller is furnishing (or has furnished) to Buyer the documents referred to in Exhibit B as a courtesy to Buyer and that Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the documents referred to in Exhibit B or any other documents or reports provided by Seller to Buyer under the terms of this Agreement. To the extent not previously delivered to Buyer prior to the execution of this Agreement, Seller shall furnish to Buyer copies of the Documents (to the extent in Seller’s possession or control) not later than two (2) business days following the Effective Date (the “Delivery Period”). Prior to the Closing, Buyer shall maintain as confidential the Documents and any and all material obtained about the Property (“Confidential Information”) and shall not disclose Confidential Information to any uninvolved third party; provided, however, Buyer shall have the right to disclose Confidential Information to involved third parties who require information to assist Buyer in Buyer’s due diligence investigations of the Property, provided that such involved third parties shall agree for Seller’s benefit prior to delivery of any Confidential Information to such involved third party to be bound by the confidentiality provisions in this Section 2.1(c). If escrow fails to close for any reason other than Seller’s default, the Documents shall be promptly returned to Seller.

(d) Buyer’s review and approval, in Buyer’s sole discretion, of the economic feasibility of the Property, the matters referred to in Paragraph 3.1(a) below (e.g. title and governmental regulations) and all other matters related to the Property.

(e) Seller shall have performed, observed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed, observed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements. In addition, Seller’s representations and warranties set forth in Section 10.1 shall be true and correct as of the Closing.

(f) Title Company shall be ready, willing and able to issue or cause to be issued to Buyer the Title Policy subject only to the Approved Exceptions.

2.2 Feasibility Period.

(a) Buyer shall have until the 5:00 p.m., Pacific Daylight Time, on the date thirty (30) days following the Effective Date of this Agreement (such period being referred to herein as the “Feasibility Period”) to review and approve (in Buyer’s sole and complete discretion) the matters or conditions in Sections 2.1(a)- (d) above. If, prior to the expiration of the Feasibility Period, Buyer notifies Seller in writing of Buyer’s unconditional approval or satisfaction of the matters or conditions described in Sections 2.1(a)-(d) above, then Buyer shall be deemed to have approved the Property and the matters or conditions described in Sections 2.1(a)-(d) and such matters or conditions shall no longer be conditions to Buyer’s obligations hereunder. If, prior to the expiration of the Feasibility Period, Buyer does not notify Seller in writing of Buyer’s unconditional approval or satisfaction of all of the matters or conditions described in Sections 2.1(a)-(d) above, then Buyer shall be deemed to have elected to terminate this Agreement, in which event this Agreement shall terminate, all obligations under this Agreement shall cease (except for any obligations that expressly survive the termination of this Agreement) and Buyer shall be entitled to the prompt return of the Initial Deposit (together with all interest accrued thereon while in escrow). If the condition set forth in Section 2.1(e) above is not satisfied (or waived in writing by Buyer in its sole discretion) on the Closing Date, then the provisions of Section 11.2 shall apply. If the condition set forth in Section 2.l(f) above is not satisfied (or waived in writing by Buyer) on the Closing Date, then, provided Buyer is not in breach or default under this Agreement, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all obligations under this Agreement (except for those that expressly survive the termination of this Agreement) shall cease and Buyer shall be entitled to the prompt return of the Deposit made by Buyer hereunder (together with all interest accrued thereon while in escrow). The preceding sentence to the contrary notwithstanding, if the condition set forth in Section 2.1(f) above is not satisfied on the Closing Date due to a breach or default by Seller hereunder, then the provisions of Section 11.2 below shall be applicable.

2.3 Seller’s Conditions to Closing. Seller’s obligation to sell the Property and close escrow hereunder is conditioned upon the following:

(a) Buyer shall have performed, observed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed, observed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements.

(b) Not later than June 6, 2006, the Board of Directors of Seller shall have approved the purchase and sale transaction and leaseback transaction described in this Agreement and in the Lease attached hereto. Seller makes no representation or warranty as to whether the Board of Directors of Seller will issue such approval. Promptly after the Board of Directors of Seller approves or disapproves the purchase and sale transaction and leaseback transaction described in this Agreement and in the Lease attached hereto, Seller shall notify Buyer (verbally or in writing) of such decision.

If the condition set forth in Section 2.3(a) above is not satisfied within the time period prescribed in such Section, then Seller may terminate this Agreement by written notice to Buyer. In the event of the termination of this Agreement by Seller pursuant to the terms of the immediately preceding sentence, the Deposit shall be released to and retained by Seller as liquidated damages (as provided in Section 1.2(b)(iii) hereof), and all obligations and liabilities of Seller and Buyer under this Agreement (except such obligations and liabilities that expressly survive termination of this Agreement) shall terminate. If the condition set forth in Section 2.3(b) above is not satisfied within the time period prescribed in such Section, then Seller shall be deemed to have elected to terminate this Agreement, in which event this Agreement shall terminate, all obligations under this Agreement shall cease (except for any obligations that expressly survive the termination of this Agreement), Buyer shall be entitled to the prompt return of the Initial Deposit (together with all interest accrued thereon while in escrow) and Seller shall reimburse Buyer, within ten (10) days following receipt of a written invoice or statement and reasonable supporting documentation, for Buyer’s verified out-of-pocket expenses, not to exceed Fifteen Thousand Dollars ($15,000), incurred by Buyer in connection with its investigations of the Property.

ARTICLE 3

RIGHT OF ENTRY

3.1 Buyer’s Independent Investigation.

(a) During the Feasibility Period, Buyer acknowledges that it will investigate (or will have had the opportunity to investigate) to the extent deemed necessary by Buyer, all matters relating to title and governmental regulations affecting the Property, and development of the Property, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes. In addition, Buyer and its representatives, agents, consultants and contractors shall have the right to enter the Property to inspect it, including, without limitation, the interior, the exterior, the structure, the roof, the HVAC systems, the parking and landscaped areas, the utilities, the Personal Property and all other physical and functional aspects of the Property (each, a “Buyer Inspection”) subject to the following terms and conditions:

(i) Buyer shall provide Seller with at least one (1) business day prior written or oral notice of any Buyer Inspection.

(ii) Each Buyer Inspection shall be at Buyer’s sole cost.

(iii) The persons or entities performing the Buyer Inspections shall be properly licensed and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered such permits to Seller, prior to performing any tests on the Property. Prior to entry onto the Property, Buyer shall deliver to Seller (and cause each contractor and consultant who desires to enter onto the Property to deliver to Seller) a certificate of insurance evidencing that Buyer (or such applicable contractor or consultant) has obtained a policy or policies of commercial general liability insurance providing for a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence covering liability to property or persons for Buyer’s and its agents’ and employees’ (and contractors’ or consultants’) activities on or about the Property, and naming Seller as an additional insured.

(iv) Seller shall have the right to reasonably approve the timing, scope and location of any proposed invasive or physical testing or drilling of the Property, or any portion thereof. Seller shall have the right, but not the obligation, to obtain, at Seller’s cost, split samples resulting from such drilling or testing.

(v) Unless otherwise requested by Seller, all the Buyer Inspections shall be between 9:00 a.m. and 5:00 p.m. Seller shall exercise commercially reasonable efforts, and cause its agents’, employees’, contractors’ and other representatives entering the Property, or applicable portion thereof, to exercise commercially reasonable efforts, to minimize any interruption with or disturbance of Seller’s business operations being conducted in the commercial building located at 1800 Green Hills Road.

(vi) Seller shall have right to have one (1) or more representatives of Seller accompany Buyer and Buyer’s representatives, agents, consultants or contractors while they are on the Property.

(vii) If the Property is damaged by Buyer in connection with a Buyer’s Inspection, Buyer, at Buyer’s sole cost and expense, shall promptly repair such damage and restore the Property to its condition existing immediately prior to the Buyer Inspections. Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by the Buyer Inspections do not materially interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the

Property. The restoration obligation contained in this Section 3.1(a)(vii) shall survive the termination of this Agreement.

(viii) Buyer shall indemnify, protect and defend (with counsel reasonably acceptable to Seller) and hold harmless Seller from and against any and all claims, damages, liens, judgments, demands, obligations, actions, costs, liabilities and losses (including mechanics’ liens) and expenses (including, without limitation, reasonable attorneys’ fees) to the extent arising out of any acts of Buyer or any of its agents, employees, representatives, consultants or contractors on or about the Property, or applicable portion thereof; provided, however, such obligation of Buyer to indemnify, defend, protect and hold harmless Seller shall not be applicable to the mere discovery by Buyer of any Hazardous Materials existing on, in or under the Property and not caused to be present, or contributed to, by Buyer or any of its agents, employees, contractors or other representatives. The indemnity obligations contained in this Section 3.1(a)(viii) shall survive the Closing or any termination of this Agreement.

(ix) Each Buyer Inspection, and the results thereof, shall remain Confidential Information, except that Buyer shall furnish to Seller, promptly following the receipt thereof, without representation or warranty, copies of all third party reports, studies and assessments of the Property or improvements thereon. Anything in this Agreement to the contrary notwithstanding, Buyer’s obligations under this Section 3.1(a)(ix) shall survive the termination of this Agreement.

ARTICLE 4

TITLE

4.1 Conditions of Title.

At the Closing, Seller shall convey fee title to the Property to Buyer by grant deed in the form attached hereto as Exhibit C (the “Deed”). As a condition to Buyer’s obligation to close escrow hereunder, title to the Property to be conveyed to Buyer shall be subject only to the Approved Exceptions (as defined in Section 4.2(b) below).

4.2 Approval of Title and Survey.

(a) Promptly following the execution of this Agreement, Buyer shall obtain from Title Company a current preliminary title report issued by Title Company (the “Preliminary Title Report”) showing the state of title to the Property, together with legible copies of all matters shown as exceptions therein. Buyer may also obtain a survey of the Property (the “Survey”), at Buyer’s sole cost and expense. If, prior to the expiration of the Feasibility Period, Buyer notifies Seller in writing of Buyer’s unconditional approval or satisfaction (or waiver) of the conditions described in Sections 2.1(a) through 2.1(d) above, then Buyer shall be deemed to have approved all matters disclosed in Schedule B of the Preliminary Title Report (excepting therefrom any monetary liens or encumbrances other than non-delinquent real property taxes and assessments) and any exceptions to title which would be disclosed by an inspection or accurate survey of the Property. Seller covenants and agrees to pay off and discharge in full and/or remove from the condition of title of the Property at or prior to the Closing hereunder, all deeds of trust, mortgages, and mechanic’s liens, if any, created by Seller affecting the Property, and the same shall not constitute Approved Exceptions.

(b) As used herein, “Approved Exceptions” shall mean: (i) non-delinquent liens for real estate taxes and assessments; (ii) any other liens, easements, encumbrances, covenants, conditions and restrictions of record approved (or deemed approved) or waived by Buyer pursuant to Section 4.2(a) above, or created under the signature of Buyer; (iii) any exceptions to title which would be disclosed by an inspection and/or an accurate survey of the Property; (iv) any exceptions to title which may be caused by the actions of Buyer or any of its agents, employees, contractors or consultants; (v) the Lease referred to in Section 8.3 below; (vi) the printed standard exceptions and exclusions set forth in the Preliminary Title Report; and (vii) all laws, ordinances and governmental regulations (including, but not limited to, building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the Land or Improvements, or regulating the character, dimensions or location of any improvement now or hereafter erected on the Land.

4.3 Evidence of Title.

Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its standard owner’s California Land Title Association (CLTA) Policy of Title Insurance in the amount of the Purchase Price showing title to the Property vested in Buyer, subject to the Approved Exceptions and the standard exclusions to coverage customarily shown on a CLTA Policy of Title Insurance (the “Title Policy”). The cost of the CLTA Title Policy referred to above shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. If Buyer elects to obtain an ALTA extended coverage owner’s policy of title insurance, the excess cost of such policy shall be at Buyer’s sole cost. Buyer shall obtain, at Buyer’s sole cost and expense, any current or updated survey of the Property required by the Title Company to issue the Title Policy. In no event shall Buyer be excused from its obligation to purchase the Property if the Title Company refuses to issue an ALTA policy because Buyer has failed or refused to provide Title Company with a survey acceptable to the Title Company. If, following the Closing hereunder, Buyer has any objection to the condition of title of the Property conveyed by Seller to Buyer, Buyer shall be deemed to have waived any and all claims against Seller related to such condition of title and Buyer acknowledges that its sole recourse shall be against the Title Company with respect to such dispute. Buyer is relying upon the Preliminary Title Report referred to above, the Title Policy to be issued to Buyer at closing and Buyer’s own investigations respecting Seller’s title to the Property.

ARTICLE 5

AS IS SALE, RELEASE OF CLAIMS

5.1 “As-Is” Purchase.

BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS. BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE

PROPERTY AND THE IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES, PERSONAL PROPERTY AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS (INCLUDING, WITHOUT LIMITATION, ASBESTOS OR ASBESTOS-CONTAINING MATERIALS AND LEAD-BASED PAINT) ON, UNDER OR ABOUT THE PROPERTY (OR IMPROVEMENTS THEREON) OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, AND (X) THE ECONOMICS OF THE OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT IT SHALL USE ITS INDEPENDENT JUDGMENT AND MAKE ITS OWN DETERMINATION AS TO THE SCOPE AND BREADTH OF THE DUE DILIGENCE INVESTIGATION WHICH IT SHALL MAKE RELATIVE TO THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND THE IMPROVEMENTS THEREON (INCLUDING, WITHOUT LIMITATION, WHETHER THE PROPERTY IS LOCATED IN AN AREA WHICH IS DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY). BUYER UNDERTAKES AND ASSUMES THE RISKS ASSOCIATED WITH ALL MATTERS PERTAINING TO THE PROPERTY’S LOCATION IN ANY AREA DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY. THE PROVISIONS OF THIS SECTION 5.1 SHALL INDEFINITELY SURVIVE THE CLOSING HEREUNDER OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DEED.

5.2 Release.

(a) Without limiting the above, Buyer waives on behalf of itself and its agents, employees, affiliates, successors and assigns, any and all right to recover from Seller and from Seller’s directors, officers, affiliates, employees, agents, successors and assigns

(collectively, the “Seller Related Parties”), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, including, without limitation, title to the Property, the physical and environmental condition of the Property or any law or regulation applicable thereto (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.)). The preceding to the contrary notwithstanding, the provisions of this Section 5.2(a) and Section 5.2(b) below shall not be applicable to (i) any breach by Seller of any of the representations and warranties made by Seller under the terms of this Agreement, (ii) any fraud committed by Seller, or (iii) any post-closing obligations of Seller under this Agreement.

(b) In connection with subsection (a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c) Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 5.2, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this Section 5.2 are a material part of the Agreement.

Buyer’s Initials: /s/    GF

ARTICLE 6

RISK OF LOSS AND INSURANCE PROCEEDS

6.1 Minor Loss.

Buyer shall be bound to purchase the Property for the Purchase Price (subject to the credit below) as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to (x) the cost to repair the Property, or applicable portion thereof (as determined pursuant to the terms below), following any damage to or destruction of the Property, less any sums reasonably expended by Seller toward the restoration or repair of the Property or (y) any condemnation awards actually collected by and paid to Seller as a result of any condemnation of the Property, or applicable portion thereof. If the condemnation award, if applicable, has not been collected as of the Closing, then Buyer shall receive a credit against the Purchase Price in the amount of the diminution in the value of the remaining Property as determined below. Any insurance proceeds payable in connection with any damage to or destruction of the Property, or applicable portion thereof, shall be reserved to Seller. For purposes of this Section 6.1 and Section 6.2 below, the cost to repair any damage or destruction to the Property shall be determined by an independent licensed contractor selected by Seller and reasonably approved by Buyer, and any diminution in value arising from a condemnation of a portion of the Property shall be determined by an appraiser selected by Seller and reasonably approved by Buyer. The Closing Date shall be extended to the extent necessary to determine the amount of the cost to repair or diminution in value, as the case may be, pursuant to this Section 6.1.

6.2 Major Loss.

If the amount of the damage or destruction or condemnation as specified above exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), then Buyer may, at its option to be exercised within ten (10) business days of Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) terminate this Agreement by giving written notice to Seller within such ten (10) business day period, or (b) consummate the purchase for the Purchase Price (subject to the credit below) as required by the terms hereof. If Buyer so terminates this Agreement, then the Deposit paid by Buyer (together with all interest accrued thereon while in escrow) shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 7.1 and 12.3 below and Sections 2.1(c), 3.1(a)(vii), 3.1(a)(viii) and 3.1(a)(ix) above. If Buyer elects to proceed with the purchase or fails to give Seller notice within the above-referenced ten (10) business day period of Buyer’s termination of this Agreement, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any condemnation awards or insurance proceeds (plus the amount of the deductible under Seller’s casualty insurance applicable to the damage or destruction) collected by Seller as a result of any such condemnation or damage or destruction, less any sums reasonably expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, and Buyer shall receive a credit against the Purchase Price in the amount of any deductible, less any sums needed to reimburse Seller for sums reasonably expended by Seller to repair or restore the Property.

ARTICLE 7

BROKERS AND EXPENSES

7.1 Brokers.

Buyer hereby represents and warrants to Seller that it has not engaged any broker or finder in connection with the transaction contemplated by this Agreement to whom a commission may be owed other than Sheldon Wiseman Commercial Real Estate. Buyer hereby represents and warrants to Seller that it has not engaged any broker or finder in connection with the transaction contemplated by this Agreement to whom a commission may be owed other than Sheldon Wiseman Commercial Real Estate. If, and only if, escrow closes hereunder, Seller agrees to pay a real estate sale commission to Sheldon Wiseman Commercial Real Estate in the amount of three percent (3%) of the Purchase Price of the Property. If any person or entity other than Sheldon Wiseman Commercial Real Estate brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall indemnify, hold harmless and defend the other party (the “Indemnified Party”) from any and all costs, damages, claims, liabilities, losses, or expenses, (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 7.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

ARTICLE 8

AGREEMENTS AFFECTING THE PROPERTY

8.1 Buyer’s Approval of New Agreements Affecting the Property.

Between the Effective Date and the Closing (or earlier termination of this Agreement), Seller shall not, except as otherwise expressly permitted in this Section 8.1 below, enter into any service contracts, maintenance agreements, property management contracts, leases or other agreements, or any amendments, modifications, extensions or renewals to or of the same, with respect to the Property, or portion thereof, without first obtaining Buyer’s approval, which will not be unreasonably withheld or delayed. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within five (5) business days after Seller notifies Buyer of Seller’s desire to take such action, then Buyer shall be deemed to have given its approval. The preceding notwithstanding, Seller shall cause any management agreement it has entered into with respect to the Property to be terminated on or before the Closing hereunder. At Buyer’s election, to be exercised, if at all, by delivery of written notice to Seller prior to the expiration of the Feasibility Period, Buyer may require Seller to give written notice of termination on the Closing Date to any and all vendors under any Operating Agreements affecting the Property (except for the fire protection contract, if any, applicable to the Improvements). Seller hereby agrees that Buyer and Buyer’s broker may solicit, at no cost, obligation or liability to Seller, potential tenants for the Property during the escrow period; provided, however, Seller shall not be obligated to enter into any lease of any portion of the Property with any tenant solicited by Buyer or Buyer’s broker and Seller shall not be liable for any commissions that may be payable to Buyer’s broker or any other broker in connection with any lease that Buyer may enter into with any such tenant.

8.2 Maintenance of Property.

Prior to the Closing hereunder or earlier termination of this Agreement, Seller shall, at no cost to Buyer, continue to operate, manage and maintain, or cause to operated, managed and maintained, the Property in good condition and repair and in accordance with management standards employed by Seller prior to the execution of this Agreement; except that nothing stated herein shall obligate Seller to (i) undertake, or cause to be undertaken, any capital expenditures or capital or structural improvements with respect to the Property or the improvements thereon, or (ii) lease or undertake any effort to lease to any third party any portion of the Property.

8.3 Leaseback.

At the Closing, Seller and Buyer shall each execute and deliver to the other a Lease in the form and content of Exhibit F attached hereto (the “Lease”), pursuant to which Seller, as tenant, shall lease from Buyer, as landlord, the entire second floor of the commercial building situated at 1800 Green Hills Road and approximately three thousand six hundred seventy-eight (3,678) rentable square feet on the first floor of such commercial building situated at 1800 Green Hills Road. The Lease also provides for the grant of a license by Buyer in favor of Seller for the storage of files and certain personal property in a portion of the ground floor space of the commercial building situated at 1700 Green Hills Road.

ARTICLE 9

CLOSING AND ESCROW

9.1 Escrow Instructions.

Seller and Buyer agree to execute such reasonable escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement and to consummated the sale of the Property to Buyer pursuant to the terms and conditions of this Agreement. In the event of a conflict between this Agreement and the terms of any escrow instructions executed by Seller or Buyer, the terms of this Agreement shall control.

9.2 Closing.

The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company. The Closing shall occur, subject to the satisfaction (or waiver by such party in whose favor such conditions exist) of the conditions set forth in Sections 2.1 and 2.3 above, on the date thirty (30) days following the expiration of the Feasibility Period (the “Closing Date”); provided, however, Buyer shall have the right to extend the Closing Date for two (2) consecutive periods of thirty (30) days each by Buyer paying to Escrow Holder for immediate release to Seller at least five (5) business days prior to the commencement of each such applicable extension period, the sum of One Hundred Thousand and 00/100 Dollars ($100,000) (each an “Extension Fee” and collectively, the “Extension Fees”). Each Extension Fee paid by Buyer to Seller shall be non-refundable to Buyer (except in the event of a breach or default by Seller under this Agreement) and shall be applicable to the Purchase Price at Closing. Time is of the essence. Except as otherwise expressly provided in this Section 9.2 above, the Closing Date may not be extended without the prior written approval of both Seller and Buyer (which approval may be given or withheld in the party’s sole discretion). The “Closing” hereunder shall mean the consummation of the purchase and sale transaction described herein and shall be evidenced by (i) the recordation of Seller’s Deed (conveying title to the Property to Buyer) in the Official Records of Santa Cruz County, and (ii) Seller’s receipt of the Purchase Price less Seller’s share of closing costs and other charges allocated to Seller hereunder.

9.3 Deposit of Documents.

(a) At or before the Closing, Seller shall deposit into escrow the following items:

(i) the duly executed and acknowledged Deed conveying the Property to Buyer subject to the Approved Exceptions, in the form attached hereto as Exhibit C;

(ii) two (2) duly executed counterparts of an Assignment and Assumption of Service Contracts, Warranties and Guaranties in the form attached hereto as Exhibit D (the “Assignment and Assumption of Contracts”) only as to the Operating Agreements that Buyer agrees, during the Feasibility Period, to assume as of the Closing (except that the fire protection contract applicable to the Improvements, if any, shall be assumed by Buyer at Closing);

(iii) two (2) duly executed counterparts of a Bill of Sale in the form attached hereto as Exhibit E (the “Bill of Sale”);

(iv) two (2) duly executed counterparts of the Lease referred to in Section 8.3 hereof in the form attached hereto as Exhibit F;

(v) a duly executed Affidavit in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, certifying that Seller is not a “foreign person” or otherwise subject to federal tax withholding by Buyer in connection with this transaction; and

(vi) a duly executed Withholding Exemption Certificate in compliance with California law (Form 593-C), certifying that Seller is not subject to tax withholding by Buyer under California law in connection with this transaction.

(b) At or before Closing, Buyer shall deposit into escrow the following items:

(i) funds necessary to close this transaction (less the Deposit and interest accrued thereon while in escrow which shall be paid to Seller at Closing and less the Extension Fees, if any, paid by Buyer to Seller);

(ii) two (2) duly executed counterparts of the Assignment and Assumption of Contracts;

(iii) two (2) duly executed counterparts of the Bill of Sale; and

(iv) two (2) duly executed counterparts of the Lease.

(c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof. If not previously delivered to Buyer outside of escrow, Seller shall, at the Closing, deliver to Buyer outside of escrow or deposit into escrow for delivery to Buyer at Closing, all new agreements or contracts described in Section 8.1 above.

9.4 Prorations and Closing Costs.

(a) Real and personal property taxes and assessments; water, sewer and utility charges (calculated on the basis of the period covered) and any other expenses normal to the operation and maintenance of the Property shall all be prorated as of the Closing, on the basis of a 360-day year. Seller and Buyer hereby agree that if any of the aforesaid prorations are not calculated accurately on the Closing Date, then the same shall be recalculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.

(b) The premium for the CLTA Title Policy referred to in this Agreement shall be paid in equal shares by Seller and Buyer. The cost of Buyer’s title endorsements, if any, and the excess cost of an ALTA policy if one is issued to Buyer in connection with this transaction shall be paid by Buyer. Seller shall pay any County transfer taxes applicable to the sale. Seller and Buyer each shall bear fifty percent (50%) of the escrow fees incurred in connection with the consummation of the transaction described herein. Seller shall pay the recording charges associated with the Deed. Any other closing costs shall be shared by the parties as is customary in Santa Cruz County, California. Except as otherwise provided in Section 12.5 or Section 12.6 hereof, each party shall bear their own costs for legal counsel incurred in this transaction.

9.5 Possession.

If escrow closes hereunder, Seller shall deliver possession of the Property to Buyer on the Closing Date, subject to the Approved Exceptions, including, without limitation, the Lease.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Seller’s Representations and Warranties.

Seller hereby represents and warrants to Buyer the matters set forth below, each of which is material and is being relied upon by Buyer, and states that these representations are true and correct as of the date hereof and as of the Closing:

(a) Authority. Seller is the sole owner of the Property. Seller is duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business in California. The execution and delivery of this Agreement, Seller’s performance hereof and the transactions contemplated hereby, have been duly authorized by the requisite action on the part of Seller, and the person(s) executing this Agreement and all instruments and documents contemplated hereby, have the authority to execute the same and their signatures are sufficient to bind Seller in every respect. Subject to satisfaction of the condition set forth in Section 2.3(b) above, Seller has the full right, power and authority to convey the Property to Buyer in accordance with the terms of this Agreement.

(b) Other Agreements; Third Party Consents. To Seller’s current actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Seller is a party or by which Seller is bound. To Seller’s current actual knowledge, subject to Section 2.3(b) above, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated by this Agreement.

(c) Litigation; Eminent Domain. As of the Effective Date hereof, to Seller’s current actual knowledge, there are no existing claims, suits, actions, or legal proceedings pending or threatened in writing which affect the Property, or any portion thereof, or Seller’s ability to perform its obligations hereunder. To Seller’s current actual knowledge, as of the Effective Date hereof, there are no pending or threatened proceedings in eminent domain or otherwise which would adversely affect the Property.

(d) Hazardous Materials. Except as may otherwise be provided in any of the documents or reports referred to in Exhibit B attached hereto, or as otherwise disclosed to Buyer in writing, to Seller’s current actual knowledge, as of the Effective Date, there does not exist any Hazardous Materials in, on or under the Property in violation of applicable environmental laws. For purposes of this Agreement, “Hazardous Materials” shall mean substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; and in the regulations adopted and publications promulgated pursuant to such laws.

(e) Notice of Violations. To Seller’s current actual knowledge, except as may be disclosed in any of the documents or reports referred to in Exhibit B attached hereto, or as otherwise disclosed to Buyer in writing, no written notice has been given to Seller by any governmental entity of any violation of federal, state, regional or local law or ordinance that relates to the Property, or any portion thereof, or of any proceedings which may result in the issuance of such notice.

(f) Notice of Interest in Property. To Seller’s current actual knowledge, no written notice has been given to Seller of any threatened or pending action to establish an ownership or beneficial interest in the Property or of any proceedings which may result in the issuance of such notice, and Seller, to its actual knowledge, is aware of no such notice or proceedings.

For purposes of the representations and warranties referred to above, the term “to Seller’s current actual knowledge,” shall mean the current actual knowledge (without any inquiry or investigation or duty of inquiry or investigation) of Rick Sage, Director of Worldwide Facilities of Seller.

10.2 New Information.

The preceding notwithstanding, Seller shall promptly advise Buyer if Seller acquires any information following the Effective Date which would make any of the representations and warranties set forth in Section 10.1 above untrue; provided that it shall not be a breach of such representation or warranty if the new information which renders the representation or warranty untrue was not known to Seller as of the Effective Date. If Seller or Buyer acquires any new information following the Effective Date which would make any of the representations or warranties set forth in Section 10.1 untrue, then, as Buyer’s sole remedy, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all rights and obligations under this Agreement (except those that expressly survive the termination of this Agreement) shall cease and the Deposit (together with all interest accrued thereon while in escrow) shall be promptly returned to Buyer; provided, however, if the new information causing any representation or warranty to be untrue is based on or caused by an act(s) of Buyer or any of the agents, employees, contractors or other representatives of Buyer, then Buyer shall not have the right to terminate this Agreement or receive the return of Buyer’s Deposit (or interest accrued thereon while in escrow) as provided in this Section. If, prior to the Closing hereunder, Buyer becomes aware of any facts that make any of the representations or warranties set forth in Section 10.1 untrue, but Buyer nevertheless elects to close escrow hereunder, then Buyer shall be deemed to have waived any claim against Seller based on such representation or warranty that Buyer knew was untrue as of the Closing. The provisions of the immediately preceding sentence shall survive the Closing.

10.3 Survival.

The representations and warranties set forth in Section 10.1 above (excepting therefrom the representation or warranty set forth in Section 10.1(a) above, which shall survive the Closing indefinitely) shall survive the Closing for a period of six (6) months and Buyer shall be deemed to have waived its right to bring a claim against Seller based on a breach of any representation or warranty set forth in Section 10.1(b) through Section 10.1(f) above unless Buyer shall have given Seller written notice of such claim within six (6) months following the Closing. The provisions of this Section 10.3 shall survive the Closing.

ARTICLE 11

DEFAULTS

11.1 Buyer’s Default.

(a) Default. Buyer shall be deemed to be in default under this Agreement if Buyer fails, for reasons other than Seller’s default hereunder or the failure of a condition precedent to Buyer’s obligation to perform hereunder, to meet, comply with or perform any covenant, agreement or obligation on Buyer’s part required within the time limits and in the manner required in this Agreement; provided, however, no such default shall be deemed to have occurred unless and until Seller has given Buyer written notice thereof, describing the nature of the default, and Buyer has failed to cure such default within five (5) days of the receipt of such notice (but in any event before the Closing Date, unless such default occurs after Closing). The preceding to the contrary notwithstanding, no such written notice of default shall be required if Buyer fails to close escrow on the date scheduled for closing or with respect to any failure by Buyer to timely deposit the Initial Deposit or Second Deposit referred to above.

(b) Liquidated Damages. If Buyer defaults in the obligation to purchase the Property, Seller shall be entitled to receive and retain the Deposit as liquidated damages pursuant to Section 1.2(b)(iii) of this Agreement. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369, but is intended to constitute liquidated damages to Seller pursuant to California Civil Code sections 1671, 1676 and 1677.

11.2 Seller’s Default.

(a) Default. Seller shall be deemed to be in default under this Agreement if Seller fails, for a reason other than Buyer’s default hereunder or the failure of a condition precedent to Seller’s obligation to perform hereunder, to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in the Agreement, or there shall have occurred a material breach of any representation or warranty made by Seller, provided, however, no such default shall be deemed to have occurred unless and until Buyer has given Seller written notice thereof, describing the nature of the default, and Seller has failed to cure such default within five (5) days of receipt of such notice (but in any event before the Closing Date, unless such default occurs after Closing).

(b) Remedies Before Closing. If Seller shall be deemed in default under Section 11.2(a) at or before Closing, and Buyer does not waive such default, Buyer may pursue one of the following remedies, each of which shall be Buyer’s sole and exclusive remedy:

(i) Enforce specific performance of this Agreement against Seller, in which case Buyer shall have no claim for damages or any other remedy against Seller. Such specific performance action must be filed by Buyer within sixty (60) days following the date of Seller’s default or the right to bring such specific performance action shall be deemed waived by Buyer); or

(ii) Terminate this Agreement by written notice delivered to Seller on or before the Closing Date and, in the event of such termination, (A) Buyer shall be entitled to the return of its Deposit and all interest accrued thereon while in escrow, (B) Seller shall reimburse Buyer, within ten (10) days following receipt of a written invoice or statement and reasonable supporting documentation, for Buyer’s verified out-of-pocket expenses, not to exceed Fifteen Thousand Dollars ($15,000), incurred by Buyer in connection with its investigations of the Property. Except to the extent necessary to recover the out-of-pocket expenses to which it is entitled under the immediately preceding sentence, in no event shall Buyer be entitled to seek to recover from Seller any monetary damages (including, without limitation, exemplary or consequential damages) based on any breach or default by Seller at or before Closing.

(c) Remedies After Closing.

(i) If the Closing has occurred, Buyer shall not be entitled to bring a claim against Seller unless Buyer establishes that (x) through actual fraud or misrepresentation by Seller, Seller shall have materially breached a representation or warranty contained in Section 10.1 that has not terminated, or (y) Seller has committed fraud, in which case Buyer may seek damages by reason thereof, but shall not be entitled to consequential or exemplary damages. All other claims of Buyer against Seller shall be deemed waived to the extent provided in Section 5.2 above.

(ii) Buyer shall not be entitled to bring any claim against Seller following the Closing for misrepresentation or breach of warranty if and to the extent Buyer or Buyer’s agents or employees had actual knowledge before Closing of the existence of any condition, fact or circumstance giving rise or relating to such claim, or with respect to any information expressly described in or disclosed by any report delivered to Buyer.

(d) Termination Procedure. Upon termination of this Agreement in accordance with this Section 11.2, the Deposit made by Buyer hereunder (together with all interest accrued thereon while in escrow) shall be promptly returned to Buyer. Seller shall be responsible for all cancellation charges and escrow charges required to be paid to the Title Company.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be deemed to have been given when delivered by U.S. Mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. Notices and/or demands shall be addressed as follows:

To Buyer:	Fowler Property Acquisitions, LLC 100 Bush Street, Suite 510 San Francisco, CA 94104 Attn: Chad Eisenbud
	Phone No.:	(415) 925-3100
	Fax No.	(415) 925-3440

To Seller:	Borland Software Corporation 20450 Stevens Creek Blvd. Cupertino, CA 95014-2265 Attn: Rick Sage, Director of Worldwide Facilities
	Phone No.:	(408) 863-2420
	Fax No.:	(408) 517-2825

with an information copy to:	Borland Software Corporation 20450 Stevens Creek Blvd., Eighth Floor Cupertino, CA 95014-2265 Attn: General Counsel
	Phone No.:	(408) 863-2851
	Fax No.:	(408) 517-2869

with an information copy to:	Berliner Cohen Ten Almaden Blvd., 11th Fl. San Jose, California 95113 Attn: Samuel L. Farb, Esq.
	Phone No.:	408-286-5800
	Fax No.:	408-998-5388

or to such other address as either party may from time to time specify in writing to the other party. Notices as aforesaid shall be effective upon actual receipt, or the next business day after delivery to a recognized overnight delivery service, or three (3) business days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile if transmitted by 5:00 p.m. PST (and if transmitted after 5:00 p.m. PST, then deemed received on the next succeeding day) provided such facsimile notice or demand is also sent by one of the other methods of delivery set forth above on the same date or next succeeding day as the facsimile notice is sent.

12.2 Entire Agreement.

This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

12.3 Confidentiality.

Seller and Buyer each shall not make any public announcement or disclosure of Confidential Information, as defined in Section 2.1(c) to outside brokers or third parties before or after the Closing, without the specific prior written consent of the other, except for such disclosures to such party’s lenders, creditors, partners, members, officers, directors, shareholders, employees, agents, brokers, consultants, attorneys, accountants, and exchange facilitators as may be necessary to permit Buyer or Seller, as the case may be, to perform its obligations hereunder and as required to comply with applicable laws; provided, however, nothing stated herein shall be construed to allow either party to release the terms of this Agreement to any broker or other party, except as provided for in this Section 12.3. Notwithstanding anything to the contrary contained herein, the foregoing covenants made by Buyer and Seller with respect to Confidential Information shall expressly not include (i) any disclosure or dissemination of portions of the Confidential Information to the extent legally compelled to do so or otherwise required by law, statute, court order, or subpoena or by any regulatory, accounting or auditing disclosure requirement, (ii) any disclosure in connection with that party’s enforcement of its rights hereunder, or (iii) any information or Documents which are public record or the contents of which are otherwise in the public domain or known to third parties. Seller’s obligations under this Section 12.3 shall terminate upon the termination of this Agreement (other than by the Closing). Buyer’s obligations under this Section 12.3 shall survive the termination of this Agreement (other than by the Closing).

12.4 Time.

Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

12.5 Attorneys’ Fees.

If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

12.6 Tax Deferred Exchange.

Each party agrees to reasonably cooperate with the other in the event a party attempts to effectuate a Section 1031 exchange with respect to the Property. Such reasonable cooperation shall not require the cooperating party to obtain title to any exchange or target property, execute any promissory note or other document or instrument which would or could impose personal liability upon such cooperating party, or incur any additional expense, cost or liability whatsoever (including, but not limited to, liabilities or warranties of title, or assumption of indebtedness) with regard to the Section 1031 exchange or exchanges. If Buyer is the party desiring to effect a Section 1031 exchange with respect to the Property, Seller agrees to convey title to the Property at Closing to a qualified intermediary designated by Buyer if so requested by Buyer in writing. The party attempting to effectuate a Section 1031 exchange hereby agrees to indemnify and hold harmless the other party from any claim, damage, liability, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney’s fees) the other party may suffer or incur as a result of the cooperating party’s participation in the aforesaid exchange or exchanges. Notwithstanding the foregoing, a cooperating party’s agreement hereunder to participate in a tax-deferred exchange or exchanges shall not extend the Closing Date hereunder. A cooperating party in such 1031 exchange shall not, by this Agreement or acquiescence to the exchange contemplated by this Section 12.6, (x) have its rights under this Agreement affected or diminished in any manner or (y) be responsible for compliance with or be deemed to have warranted to the other party that any exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The obligations of Seller and Buyer under this Section 12.6 shall survive the Closing.

12.7 Assignment.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. The parties hereto acknowledge that Buyer shall not have the right to assign this Agreement and/or its rights and obligations hereunder without the prior written approval of Seller (which approval may be given or withheld in Seller’s sole and absolute discretion). The preceding to the contrary notwithstanding, without Seller’s prior written consent but upon written notice to Seller, Buyer may assign its rights and obligations under this Agreement to an entity which is controlled by, controlling or in common control with Buyer’s principal, Greg Fowler. Any assignment by Buyer of this Agreement or the rights and obligations hereunder shall not release or relieve Buyer from its obligations hereunder. In addition, as a condition to any assignment by Buyer of this Agreement or Buyer’s rights and obligations hereunder, the assignee thereof shall, prior to the Closing hereunder, assume in writing all of Buyer’s obligations under this Agreement and shall agree in writing to be bound by all of the terms of this Agreement (including, without limitation, the provisions of Sections 5.1 and 5.2 above) as if such assignee had executed this Agreement as the Buyer.

12.8 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.10 Interpretation of Agreement.

Notwithstanding that Seller’s legal counsel has drafted this Agreement, the doctrine or rule of construction that ambiguities in a written instrument are to be construed against the drafting party shall not be employed in connection with this Agreement. This Agreement shall be construed in accordance with its fair meaning. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, limited liability company, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

12.11 Authority.

Each party represents and warrants to the other that this Agreement and all documents executed by the representing party which are to be delivered to the other party at Closing (a) are or at the time of Closing will be duly authorized, executed and delivered by the representing party, and (b) are or at the time of Closing will be legal, valid and binding obligations of the representing party. The representations and warranties contained in this Section 12.11 shall survive the Closing.

12.12 Amendments.

This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

12.13 No Recording.

Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

12.14 Further Documents.

In connection with the closing of the transaction described herein, each party agrees to execute and deliver any further documents which may be reasonable and necessary in carrying out the provisions of this Agreement.

12.15 Natural Hazard Disclosure Statement.

Buyer acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”) and to prepare a written report of the result of its examination (the “Report”). Buyer acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Buyer acknowledges and agrees that nothing contained in the Report shall release Buyer from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Buyer further acknowledges and agrees that the matters set forth in the Report may change on or prior to the Close of Escrow and that Seller has no obligation to update, modify, or supplement the Report.

(balance of page left intentionally blank; signature page follows on next page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ Tod Nielsen
Name:	Tod Nielsen
Its:	CEO

By:
Name:
Its:

BUYER:

FOWLER PROPERTY ACQUISITIONS, LLC, a California limited liability company

By:	/s/ Gregory A. Fowler
Name:	Gregory A. Fowler
Its:	Manager - Member

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the City of Scotts Valley, County of Santa Cruz, State of California, described as follows:

PARCEL ONE:

LOT 3 OF THE PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA, PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL TWO:

LOT 4, OF PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL THREE:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS AS PERMITTED HEREUNDER NECESSARY TO MAINTAIN THE WELL AND WELL LOT, AS CONTAINED IN THAT CERTAIN GRANT OF EASEMENT AND MAINTENANCE AGREEMENT RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 686, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL FOUR:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR THE GENERAL PURPOSES OF PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS NECESSARY TO MAINTAIN SUCH EASEMENT AS CONTAINED IN THAT CERTAIN “GRANT OF EASEMENT AGREEMENT”, RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 663, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

APN: 024-261-08

[CONFIRM LEGAL DESCRIPTION]

EXHIBIT B

LIST OF DOCUMENTS TO BE DELIVERED OR MADE AVAILABLE TO BUYER

Prepared: 5/25/06	Green Hills (GH) Due Diligence Check List	(PSA Exhibit B-1)

PROPERTY NAME:	1700 and 1800 Green Hills Road
ADDRESS:	1700 and 1800 Green Hills Road
CITY, STATE, ZIP:	Scotts Valley, CA 95066

No.	Description	Status/Comments	Provided	Available on Site	Not Available	Not Applicable	Date Received	Initials Reviewed

1	Existing title policy and underlying documents/date:	refer to GH document listing #1	Yes	X

2	Existing survey/date:	not available	No		X	X

3	City development agreements and impact fees	not available	No		X	X

4	Legal description of property	refer to PSA exhibit A	Yes

5	List of restrictive covenants, easements and common area agreements	not available except as provided in #1 above	No		X

6	Summary of all pending and threatened litigation and insurance claims related to the property	there are none	No			X

7	Existing mortgage documents and other liens on the property	bldgs owned	No			X

8	Ground leases, master leases and JV agreements	property owned	No			X

9	Current rent roll indicating lease terms, rental rates, concessions granted, renewal options, security deposits, and any outstanding delinquencies or prepayments	no leases in place	No			X

10	Monthly lease expiration schedule	no leases in place	No			X

11	5-year history of occupancy, concessions and turnover	provided by Seller’s broker	Yes

12	5-year history of capital expenditures. List of anticipated capital projects.	refer to GH document sting #13	Yes	X

13	Detailed and summary historical financial and/or operating statements for the prior three years and current year-to-date statements.	not applicable	No			X

14	Common Area Maintenance Schedule/Reconciliation	not applicable	No			X

15	Most recent annual operating budget	not applicable	No			X

16	List of all employees involved in the operation of the Property with salary and bonus schedule for each	not applicable	No			X

Prepared: 5/25/06	Green Hills (GH) Due Diligence Check List	(PSA Exhibit B-1)

PROPERTY NAME:	1700 and 1800 Green Hills Road
ADDRESS:	1700 and 1800 Green Hills Road
CITY, STATE, ZIP:	Scotts Valley, CA 95066

No.	Description	Status/Comments	Provided	Available on Site	Not Available	Not Applicable	Date Received	Initials Reviewed

17	12-Month delinquency report and account receivable aging.	not applicable	No			X

18	List of any tangible personal property	dealt with in PSA	No			X

19	Prior 3-years and Current ad valorem tax bills and property tax statements.	refer to GH document listing #16	Yes	X

20	Crime or accident reports	not applicable	No			X

21	Maintenance service contracts and agreements and any other contract relating to the ownership, operation and maintenance of the property including:	listing of current and former service providers provided and attached hereto.	Yes	X

	Elevator	service provider listing	Yes	X

	Waste Mgmt	service provider listing	Yes	X

	Landscaping	service provider listing	Yes	X

	Pest	service provider listing	Yes	X

	Other	service provider listing	Yes	X

22	Utility bills for the preceding twenty-four month period	refer to GH document listing #10	Yes	X

23	List of vendors and utility companies with account numbers	refer to GH document listing #10	Yes	X

24	Certificates of Occupancy	not located	No		X

25	Most recent Phase I/date:	not applicable	No			X

26	Most recent Engineering/date:	not applicable	No			X

27	Pest Control/Termite report	not applicable	No			X

28	Governmental permits or zoning restrictions affecting the development of the property	not applicable	No			X

29	Statement of structural alterations made to premises	refer to GH document listing #13	Yes	X

30	Guarantees and warranties on roofs, major repairs, etc.	refer to GH document listing #7	Yes	X

31	Demographic report/ Tenants profiles or surveys	not applicable	No			X

32	Site plan	refer to GH drawing inventory	Yes	X

Prepared: 5/25/06	Green Hills (GH) Due Diligence Check List	(PSA Exhibit B-1)

PROPERTY NAME:	1700 and 1800 Green Hills Road
ADDRESS:	1700 and 1800 Green Hills Road
CITY, STATE, ZIP:	Scotts Valley, CA 95066

No.	Description	Status/Comments	Provided	Available on Site	Not Available	Not Applicable	Date Received	Initials Reviewed

33	Floor plans with room dimensions	refer to GH drawing inventory	Yes	X

34	Brochures of project	provided by Seller’s broker	Yes

35	Property photos (interior, exterior, aerial and amenity in electronic format (.tiff, .jpg, etc.)	provided by Seller’s broker	Yes

36	Broker package (microsoft word)	provided by Seller’s broker	Yes

37	Rent comps of competitive buildings	provided by Seller’s broker	Yes

38	Sales comps of competitive buildings	provided by Seller’s broker	Yes

39	Market information (occupancy, rent rates, etc.)	provided by Seller’s broker	Yes

40	Traffic Counts	provided by Seller’s broker	Yes

41	Estimate of replacement cost	not applicable	No			X

42	Information on planned and permitted new construction	none planned	No			X

Prepared: 5/25/06	Green Hills (GH) Document Listing	(PSA Exhibit B-2)

#	Document Description	Document Date(s)	Document Location
1	Title Reports (copies) 1987 - 1988	1987-1988	Green Hills

2	Grant of Easement Agreement	11/8/1987	Green Hills

3	Beam Repair – Spec & Approval (4 pages)	11/16/1989	Green Hills

4	Energy Analysis Report - Viran Energy Services	1/1/1995	Green Hills

5	GH Parcel/Split - City Approvals and Site Maps	1996-1997	Green Hills

6	Building Permits - 1997-2005	1997-2005	Green Hills

7	Green Hills - Roofing Warranty - Central Coating Warranty and Maintenance Agreement	4/28/1997	Green Hills

8	Green Hills - Decks & Roofs - MSDS Report, Central Coating	10/29/1997	Green Hills

9	GH Permits - Plans and Decks	4/1/1998	Green Hills

10	GH - Utility Bills - PG & E, Water, Waste (2004-2006) & Account List	2004-2006	Green Hills

11	Devcon Construction Binder - 1800 Building TI - Warranty Letters, Subcontractors List, Permits, Operation & Maintenance Manuals, AS-Builts on CD	1/17/2006	Green Hills

12	GH - JCP Hazard Disclosure report - 5-12-06	5/12/2006	Green Hills

13	GH - Leasehold & Structural Improvements - 1/1/2000-5/19/2006	5/19/2006	Green Hills

14	Green Hills Vendor & Service Provider Listing	5/20/2006	Green Hills

15	GH Parcel Maps & City Correspondence	1988-2006	Green Hills

16	GH Tax Bills - 2003 - 2006	2003-2006	Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
1	Warren Jacobsen Associates - Building D 1800 - Elevations Plans: A22 & A23	3/8/1982		Green Hills

3

Warren Jacobsen Associates - Building B, C,& D - Overall Site Plan

Plans: A2, A3, A13, A14, A15, A16, A17, A22, A23, A24, A25, A26, A27, A30, A31, A32, A33, A34, S1, S16, S17, S18, S19, S20, S21, S23, S22, S24, S25, S26, E10, S26, E11, E12, P7, P7, P8, P9, L-1, L-6, & L-7

		3/8/1982		Green Hills

4	Warren Jacobsen Associates - Building D 1800 Plans: E2 As-builts Site Plan & Parking	2/3/1983		Green Hills

5	Devcon -1800 Bldg - Original Construction Drawings Plans: A drawings, Finish schedule, EN1, M, P & S drawings Note: Items 4 and 21 are the same document.	2/12/1987	as-built	Green Hills

6	Devcon Bldg D. 1700 - First and Second Floor Plans: AT-0, AT-1, AT-2, AT-3, AT-4, AT-5, FS-1, FS-2, FS-3, HVAC Units, S-2, EN-1, P1, P2, P3, E-1, E-2, E-3, E-4, E-5, E-6 & E-7	2/12/1987	as-built	Green Hills

7

Warren Jacobsen Associates - Building B, C,& D - Overall Site Plan

Plans: A1, A2, A4, A6, A10, A11, A12, A16, A17, A20, A21, A24, A25, A26, A27, A29, A31, A32, A33, A34, S1, S9, S10, S11, S12, S13, S14, S15, 23, S24, S25, S26, A6, L-1, L-5, I-4, E-2, E7, E8, E9, P4, P5, & P6

		8/4/1987		Green Hills

8	Devcon - Superior - 1700 and 1800 Plans: Fire System and Reflective Ceiling Plans	9/4/1987		Green Hills

9	Navisite Data Center Project - TI 1700 Bldg Plans: A-000, A101, A-102, A-103, A104, E1,E2, E3, E4, E5, M1, M2, SI, S2	9/8/1987	as-built	Green Hills

10	Navisite Data Center Project - TI (duplicate set) Plans: A-000, A101, A-102, A-103, A104, E1, E2, E3, E4, E5, M1, M2, SI, S2	9/8/1987	as-built	Green Hills

11	Superior Sprinklers - Underground Piping & Site Plan - 1700 & 1800 Plans: Reflective Ceiling Plans - Complete Set - 1 - 9 pages	10/20/1987	as-built	Green Hills

12	Devcon Bldg C. 1700 - First and Second Floor Plans: M1, M2, M3, M4, M5, M6, M7, M8, M-9 & M-10	12/21/1987	as-built	Green Hills

13	Devcon/Polyaire Mechanical - Bldg D - 1800 Plans: M1, M2, M3, M4, D5, D6, D7, D8, D9	12/24/1987	as-built	Green Hills

14	POLYAIRE MECHANICAL - 800 - HVAC Plans: Terminal Box/Equipment Schedule, 1st Floor, 2nd Floor, A/C Unit and H.IV. Boiler Interlock, HVAC Specifications	12/24/1987		Green Hills

15	Devcon Bldg D. 1800 - First and Second Floor Plans: M1, E3, M3, M4, M4D, M7, M5, M6, M8, M9, M-11, M-12, M2	12/24/1987	as-built	Green Hills

16	Devcon Bldg D. 1800 - First and Second Floor Plans: M1, M2, M3, M4, M4D, M5, M6, M7, M8, & M9	12/24/1987	as-built	Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
17	Devcon Bldg D. 1800 - First and Second Floor Plans: M1, M2, M3, M4, M4D, M5, M6, M7, M8 & M9	12/24/1987	as-built	Green Hills

18	Devcon - Building “C” - First and Second Floor Plans: E-1 & E-2	1/19/1988		Green Hills

19	Devcon - 1700 Original Construction Drawings Plans: AT-0 - AT-6, AT1 & AT2 Cafeteria, FS1 - FS4, S1, S2, EN1, E1-E9 P1-P4 drains, K1-K7 kitchen	2/3/1988	as-built	Green Hills

20	Devcon Bldg C. 1700 - First and Second Floor Plans: AT-1 & AT-2	2/3/1988	as-built	Green Hills

21

Devcon Bldg C. 1700 - First and Second Floor

Plans: AT-0, AT-1, AT-2, AT-3, AT-4, AT-5, AT-6, AT-2, FS-1, FS-2, FS-3, FS-4, S-1, S-2, EN-1, E-1, E-2, E-3, E-4, E-5, E-6, E-7, E-8, E-9, P1, P2, P3, P4, K-1, K-2, K-3, K-4, K-5, K-6 & K-7

		2/3/1988		Green Hills

22	Devcon - 1700 Bldg - As-built Drawings Plans: A drawings, Finish schedule, EN1, M, P & S drawings Note: Items 4 and 21 are the same document.	2/12/1988	as-built	Green Hills

23	Devcon Building “D” - 1800 Plans: A-1, A-2, A-3 & A-4	2/12/1988		Green Hills

24

Devcon Building D - 1800 First and Second Floor

Plans: “AT-0,” AT-1, AT-2, AT-3, AT-4, AT-5, AT-6, AT-7, AT-8, EN-1, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, E-1, E-2, E-3, E-4, E-5, S-1 & S-2.

Omitted: E-6 & E-7

		2/12/1988		Green Hills

25	Devcon Recreation Building Plans: AT-2, AT-3, AT-4, AT-5, EN-1, M-1, S-1, S-2, S-3, & S-4	2/17/1988		Green Hills

26	Devcon - Bldg C Cafeteria - TI Plans: AT1-3, M1-M9, E1, K1-K6	3/9/1988		Green Hills

27	Devcon Bldg C. 1700 - First and Second Floor, The Phillips Consultants Plans: AT-1, AT-2, AT-3, M1, M2, M3, M4, M5, M6, M7, M8, M-9, E-1, K-1, K-2, K-3, K-4, K-5, K-6, K-7 & P-1	3/9/1988		Green Hills

28	Devcon - Prelim Cafeteria Drawings - Bldg C 1700	3/24/1988		Green Hills

29	Devcon - Building 1800 As-builts - Plans E-4, E-5 E-6	4/5/1988		Green Hills

30	Devcon Building “D” “AS BUILT” - 1800 Plans: E-1, E-2, E-3, E-4, E-5, E-6, & E-7	4/5/1988	as-built	Green Hills

31	Devcon Building “D” - 1800 - “AS BUILT” Plans: E-3, E-4, E-5, & E-6	4/5/1988	as-built	Green Hills

32	Devcon - Building Drain, Gas, Condensate lines - Bldg 1700 Plans: P1 & P4	6/21/1988	as-built	Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
33	Devcon - Building drain, gas and condensate water lines Plans: P1 & P2	6/21/1988	as-built	Green Hills

34	Devcon - Parking Plan Data Bldg C & D - Plan: A1D	9/28/1988	as-built	Green Hills

35	Devcon Bldg C and D. 1700 and 1800 - First and Second Floor Plans: A-1D, A1-D, L-5, T-2, T-1, AT-1, AT-2, AT-3, AT-6, S-1, S-2, E-1, E-3, E-5, E-6, E-7, E-8, P1, P4, AS-3, 3 no #s, L-5, & L-7	9/28/1988	as-built	Green Hills

36	Devcon Bldg D. 1800 - First and Second Floor Plans: AT-1, AT-2, AT-1, M3	1/11/1990

37	Devcon Building C -1700 and 1800 First and Second Floor Plans: AS-1, AS-2, AS-3, AS-4, AS-1, Superior Underground & Site Plan, 1st and 2nd Floor: Refl. Clg. Plan, Piping Plan, Reflective CLG, Bldg “D” Piping Plan, Connector Link Piping Plan	4/9/1990	as-built	Green Hills

38	Devcon - Emergency Supply Building - Plan: A1	4/10/1990	as-built	Green Hills

39	Devcon - Emergency Supply Building - Drawings & Site Map	4/10/1990		Green Hills

40	Devcon Constr. - Borland Tl - Sprinkler System Plans: AS-1, AS2, AS3, AS4 1st & 2nd Floor Sprinkler Plans	4/18/1990	as-built	Green Hills

41	Borland - Emergency Supply Building (3 sets)	4/25/1990		Green Hills

42	Devcon Emergency Supply Building Plans: A-1, A-2, S-1, S-2	4/25/1990		Green Hills

43	Devcon Emergency Supply Building Plans: A-1, A-2, S-1, S-2	4/25/1990		Green Hills

44	Devcon Emergency Supply Building Plans: A-1, A-2, S-1, S-2	4/25/1990		Green Hills

45	Teall Messer Architects - Decks -1700&1800	4/29/1990		Green Hills

46	Devcon Bldg C. 1700 - First and Second Floor Plans: AT-1 & AT-2	5/2/1990		Green Hills

47	Devcon - New Structural Braces - 1700 & 1800 Bldgs Plans: A1, A2, A3 & A4	5/17/1990		Green Hills

48	Devcon Remodel - Bldg C 1700 - Tl (offices added)	7/9/1990		Green Hills

49	Devcon - Buildings 700 &1800 First and Second Floor Plans: At-1, D-2, AT-1, AT-2 & AT-1	7/9/1990		Green Hills

50	Devcon Bldg C. 1700 - First and Second Floor Plans: AT-1 & AT-2	7/9/1990		Green Hills

51	Devcon Building D - 1800 First and Second Floor Plans: AT-1 & AT-2	9/24/1990		Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
52	Devcon Building “D” - 1800 First and Second Floor Plans: E-1, E-2, E-3, E-4, E-5, & E-6	10/9/1990		Green Hills

53	Devcon/Geo. M Robinson - Sprinkler - Remodel Bldg D - AS2 Piping Plan	10/16/1990		Green Hills

54	Devcon - George M. Robinson Sprinkler Systems - Bldg D 1800 - Tl	10/16/1990		Green Hills

55	Frank Electric -1800 First and Second Floor Plans: Smoke Detector Layout: D1, D2 & Smoke Detector Point to Point	1/10/1991	as-built	Green Hills

56	Devcon/Polyaire Mechanical - Ductwork Layout - Plan: M3 2nd Floor	1/23/1991	as-built	Green Hills

57	Frank Electric - Smoke Detector Point to Point - Plans: 2 of 3 & 3 of 3	3/12/1991	as-built	Green Hills

58	Devcon Bldg C. 1700 - First and Second Floor Plans: ET-1, E-2, E-2A, E-3, E-4A, E-5A, E-6 & E-7	6/9/1991		Green Hills

59	Devcon Bldg C. 1700 - First and Second Floor Plans: AT-1 & AT-2	10/31/1991		Green Hills

60	Devcon Window Schedule - Bldg D 1800 - Plan: AT-1	2/10/1992		Green Hills

61	Devcon/Frank Electric - Building 1800 Pyramid Computer Room Plans: E1, E2, E3 (2-12-92), E3 (1-6-92), E1 (1-17-92), E2 (1-17-92), E3 (2-12-92), E3 (1-6-92), & E6 (10-9-90) As-builts	2/13/1992	as-built	Green Hills

62	Devcon/Frank Electric - Tl Pyramid Computer Room Plans: E1, E2, E6 - Bldg 1800	8/10/1992	as-built	Green Hills

63	Devcon - Reflected Ceiling Plan - 1700 First Floor	6/30/1993		Green Hills

64	Devcon Bldg C. 1700 - First and Second Floor Plans: DT-1, DT-2, AT-1, AT-2, AT-3 & AT-4	6/30/1993		Green Hills

65	Devcon - Duct modifications - Ceiling Plans - Bldg 1700 & 1800 Plans: T1, AT-0, AT-1, AT-2, AT-3, At-4, At-5, AT-6, AT-7, FS1 & FS2	11/11/1993		Green Hills

66	OPI - Space Plans Furniture Layouts 1800 Bldg	11/17/1993	as-built	Green Hills

67	Parcel Map and Record of Surveys - 1700 and 1800	6/27/1994		Green Hills

68	Devcon - Remodel Bldg D 1800 1st Floor Plans: AT-0, AT2.1, M1, 2, 3, 4, D5, 6, 7, 8, 9	6/5/1997		Green Hills

69	Devcon - Remodel Bldg D 1800 - Plans: AT-0, AT-01 & AT 2.1	6/5/1997		Green Hills

70	Saba Int’l - Fire Suppression System - Navisite TI , 1700 Bldg 1st floor	6/30/1997		Green Hills

71	Navisite - Prelim Drawings - Grinnell Fire Protection - 1700 Bldg	9/8/1998		Green Hills

72	Reliable Concepts - UniDirect Tl - 1800 Bldg	10/8/1998		Green Hills

73	Summers & Sons - Indirect Tl - E1, E2 & E3 -1800 Bldg	10/19/1998		Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
74	Summers & Sons - Electrical -1800 Bldg Tl 1st floor Plans: E1 & E2	2/15/1999		Green Hills

75	Reliable Concepts - Rainmaker Tl Plans: M1, E1, E2 & E3	5/17/1999		Green Hills

76	Reliable Concepts - Tl Rainmaker -1800 Bldg - Prelim Drawings	8/3/1999		Green Hills

77	NS Mechanical - Navisite 1700 - 1st floor Tl - Plan: M1	8/16/1999		Green Hills

78	Summers & Sons - Rainmaker Tl Plans: E1, E2 & E3	4/23/2000		Green Hills

79	Reliable Concepts - Rainmaker 1800 Bldg Tl Plans: Tl, A1, A2, A3, A4, M1, E0.1, E1.1, E2.1 & E3.1	8/22/2000		Green Hills

80	Reliable Concepts - Rainmaker Tl -1800 Bldg Plans: ‘Exit Plan, HVAC layout, Construction details	11/21/2001		Green Hills

81	Devcon - 1st & 2nd Floor - Building 1700 Furniture Layouts Plans: AT2.2 & AT2.1	12/8/2004		Green Hills

82	Devcon - Prelim Drawings - 1700 Bldg 1st & 2nd Floor Space Plans - Furniture Cubicle Layouts - Plans: AT2.1 & AT2.2	12/9/2004		Green Hills

83	Devcon - Prelim Drawings - 1700 Bldg 1st & 2nd Floor Space plans - Option A & Option B Plans: AT2.1, AT2.2 (Misc. duplicates)	12/21/2004		Green Hills

84	Devcon - Prelim Drawings - 1700 Bldg 1st & 2nd Floor Preliminary Floor Plan - Option D - Plan AT2.1 & AT2.2	1/18/2005		Green Hills

85	Devcon - Prelim Drawings - 1700 Bldg 1st & 2nd Floor Preliminary Floor Plans: AT2.1 & AT2.2 (32 offices), AT2.2 (66 offices)	1/31/2005		Green Hills

86	Devcon - Prelim Drawings -1700 Bldg 1st & 2nd Floor Space plans	2/18/2005		Green Hills

87	VFMC Rainmaker Tl - Bldg 1800 Plans: A0, A2 & M1	2/28/2005		Green Hills

88	Devcon Remodel Plan - Building 1800 - Second Floor Plans: DT2.1, DT6.1, AT2.1 and AT6.1 - Remodel Plan & Ceiling Plans	4/18/2005		Green Hills

89	Devcon Remodel Plan - Building 1800 - Second Floor Plans: AT-0, AT2.1, AT6.1, AT9.1, ET.1, ET2.1 & ET3.1	4/19/2005		Green Hills

90	Devcon Remodel - Building 1800 - Second Floor Plans: AT-0, DT2.1, DT6.1, AT2.1, AT6.1 & AT9.1	4/19/2005		Green Hills

91	Devcon Remodel - Building 1800 - Second Floor Plans: AT-0, DT2.1 & DT6.1	4/19/2005		Green Hills

Prepared: 5/25/06	Green Hills (GH) Blue Print Drawing Inventory	(PSA Exhibit B-3)

#	Document Description	Document Date	Plan Type	Location
92	Devcon - Building 1800 - Second Floor - As-builts Tl Plans: AT-0, AT2.2, AT3.2, AT3.2A, AT6.2, AT9.1, E-1, E-2, E-3,10.0.05-F1, M1, AT-0, AT2.2, AT3.2, AT3.2A, AT6.2, AT9.1, E-1, E-2, E-3 & M1	12/2/2005		Green Hills

93	Miscellaneous Plans (3 rolls)	Varied		Green Hills

94	Miscellaneous Plans (1 box)	Varied		Green Hills

EXHIBIT C

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:
____________________________________________	SPACE ABOVE THIS LINE FOR RECORDER’S USE
____________________________________________
____________________________________________
Attention: ___________________________________

Mail Tax Statements to:	The undersigned grantor declares:

____________________________________________ ____________________________________________	Documentary Transfer Tax is shown on a separate sheet attached to this deed and is not a part of the public record.
____________________________________________	_________________________________________________
Attn: _______________________________________
(Grantor’s or agent’s signature above)

A.P.N. 024-261-08

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

BORLAND SOFTWARE CORPORATION, a Delaware corporation

hereby GRANT(S) to	__________________________________, a
_________________________________________

that certain real property in the City of Scotts Valley, County of Santa Cruz, State of California, as legally described in Exhibit A attached hereto and made a part hereof (the “Property”).

The grant made herein shall be subject to all matters of record existing as of the date and time of recordation of this Grant Deed, affecting the above-described Property.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

Dated:	______________________________________	BORLAND SOFTWARE CORPORATION,
a Delaware corporation

		By:	___________________________________________
		Its:	_______________________________________

Mail Tax Statements To: Same as Above

DO NOT RECORD

FILOR REQUESTS

DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE: SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

NOTE: This Declaration is not a public record

DOCUMENT # ________________________________________________________

Property located in:

☐	Unincorporated

☒	City of Scotts Valley

APN:	024-261-08

DOCUMENTARY TRANSFER TAX

$ __________________________________

☐	Computed on full value

☐	Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY CONVEYANCE TAX

$ __________________________________

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	Signature

Print Name

For (Firm Name)

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the City of Scotts Valley, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

LOT 3 OF THE PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA, PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL TWO:

LOT 4, OF PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL THREE:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS AS PERMITTED HEREUNDER NECESSARY TO MAINTAIN THE WELL AND WELL LOT, AS CONTAINED IN THAT CERTAIN GRANT OF EASEMENT AND MAINTENANCE AGREEMENT RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 686, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL FOUR:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR THE GENERAL PURPOSES OF PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS NECESSARY TO MAINTAIN SUCH EASEMENT AS CONTAINED IN THAT CERTAIN “GRANT OF EASEMENT AGREEMENT”, RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 663, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

APN: 024-261-08

[CONFIRM LEGAL DESCRIPTION]

STATE OF CALIFORNIA	}	Ss
COUNTY OF

On , before me, , personally appeared ,			CAPACITY CLAIMED BY SIGNER

Personally known to me -OR-

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_____________________________________________________

SIGNATURE OF NOTARY

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

INDIVIDUAL

CORPORATE OFFICERS(S)

_______________________

Title(s)

PARTNERS(S)

LIMITED

GENERAL

ATTORNEY-IN-FACT

TRUSTEE(S)

GUARDIAN/CONSERVATOR

OTHER:

______________________

______________________

SIGNER IS REPRESENTING: Name of Person(s) or Entity(ies) __________________________________ __________________________________

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF

SERVICE CONTRACTS, WARRANTIES AND GUARANTIES

THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, WARRANTIES AND GUARANTIES (the “Assignment”) dated as of _______________________, 2006, is between BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Assignor”), and __________________________, a __________________________ (“Assignee”).

A. Assignor owns that certain real property located at 1700 and 1800 Green Hills Road, Scotts Valley, California and more particularly described in Exhibit A attached hereto, together with all improvements located thereon (collectively, the “Property”).

B. Assignor and Assignee (or Assignee’s predecessor-in-interest) have entered into an Agreement of Purchase and Sale dated as of May     , 2006 (the “Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C. Concurrently with the conveyance of the Property to Assignee, Assignor desires to assign to Assignee its interest in certain service contracts and warranties and guaranties with respect to the Property, if applicable, and Assignee desires to accept the assignment thereof.

ACCORDINGLY, the parties hereby agree as follows:

1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the “Conveyance Date”), Assignor hereby assigns, to the extent assignable, all of its right, title and interest in and to (i) the service contracts applicable to the Property which are identified on Schedule 1 attached hereto (“Service Contracts”), and (ii) any warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property, which are identified on Schedule 2 attached hereto. Assignor hereby agrees to reasonably cooperate with Assignee, at no cost or liability to Assignor, in enforcing any of the warranties or guaranties referred to on Schedule 2. Such cooperation shall include, without limitation, notifying the party or parties who made such warranties or guaranties that the same have been assigned to Assignee, and providing Assignee with copies of all relative files in Seller’s possession or control related to such warranties or guaranties.

2. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all damages, losses, liabilities, actions, causes of action, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from or related to any breach by Assignor of any of its obligations under any of the Service Contracts occurring prior to the closing under the Agreement referred to above. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all damages, losses, liabilities, actions, causes of action, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from or related to any breach by Assignee of any of its obligations under any of the Service Contracts occurring from and after the closing under the Agreement referred to above.

3. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees and costs.

4. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

5. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Assignment the day and year first above written.

Assignor:	BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:
Name:
Its:

Assignee:	_______________________________________,
a

By:
Name:
Its:

EXHIBIT A TO ASSIGNMENT

All that certain real property situated in the City of Scotts Valley, County of Santa Cruz, State of California, described as follows:

PARCEL ONE:

LOT 3 OF THE PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA, PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL TWO:

LOT 4, OF PARCEL MAP, IN THE CITY OF SCOTTS VALLEY, COUNTY OF SANTA CRUZ, STATE OF CALIFORNIA PER THE MAP FILED FEBRUARY 3, 1982 IN BOOK 40, PAGE 17 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT GREEN HILLS ROAD AS CONVEYED TO THE CITY OF SCOTTS VALLEY, BY DEED RECORDED APRIL 22, 1987 IN BOOK 4147, PAGE 108, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL THREE:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS AS PERMITTED HEREUNDER NECESSARY TO MAINTAIN THE WELL AND WELL LOT, AS CONTAINED IN THAT CERTAIN GRANT OF EASEMENT AND MAINTENANCE AGREEMENT RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 686, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

PARCEL FOUR:

AS APPURTENANT TO PARCEL ONE ABOVE, AN EASEMENT FOR THE GENERAL PURPOSES OF PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND ACCESS NECESSARY TO MAINTAIN SUCH EASEMENT AS CONTAINED IN THAT CERTAIN “GRANT OF EASEMENT AGREEMENT”, RECORDED MAY 7, 1987 IN BOOK 4155, PAGE 663, OFFICIAL RECORDS OF SANTA CRUZ COUNTY.

APN: 024-261-08

[CONFIRM LEGAL DESCRIPTION]

SCHEDULE 1 TO ASSIGNMENT

LIST OF SERVICE CONTRACTS

[to be attached]

VENDOR SERVICE PROVIDER LISTING

FOR

SCOTTS VALLEY (GREEN HILLS), CA 95066

(PSA Schedule 1)

#	Vendor Name and Address	Type of Service	Contact Name(s)	Contact Numbers
1	Airtec Service 201 Walker Street Watsonville, CA 95076	HVAC		Phone: (831) 728-2000 Fax: (831) 728-2460

2	APPI - Fountain Service 1527 Commercial Way, Suite B Santa Cruz, CA 95065	Fountain Service	Jon Roddick	Phone: (831) 475-5267 Fax: (831) 430-0117

3	Aramark Vending Services 3777 Spinnaker Court Fremont, CA 94538	Vending Services	Stephanie	Phone: (510) 422-7518 Svc#: (510) 344-4960 Fax: (510) 687-1343

4	Atlas Pellizzari Electric 450 Howland Street, Redwood City, CA 94063	Electrical Contractor	Glenn Arvin (Proj. Mgr.)	Phone: (650) 364-1204 Fax: (650) 364-6193

5	Brass Key 220-A Mt. Hermon Road Scotts Valley, CA 95066	Locksmith	Steve	Phone: (831) 438-4904 Fax: (831) 438-7137

6	Central Coast Landscape P.O Box 1226 Capitola, CA 95010	Landscape Service	Michael Gould (Gen. Mgr.)	Phone: (831) 462-3726 Fax: (831) 462-9094 michaelcclm@aol.com

7	Central Coating 670 S. Pine St. Madera, CA 93639	Roof Repair	Doreen Eddy Judy Green	Phone: (559) 673-0074 Svc#: (800) 292-4747 x101 Svc#: (800) 551-0009 x102 Fax: (559) 673-8243

8	Cintas First Alrd Supplies 1625 Neptune Drive San Leandro, CA 94577	First-Aid Supplies	John Sobral(NA Mgr.)	Phone: (858) 458-5900 x15 Cell: (858) 337-2262 Fax: (858) 458-5979

9	Clark Pest Control 589 El Camino Real North Salinas, CA 93907	Pest Control		Phone: (831) 442-5184 Fax: (831) 422-1988

10	Devcon Construction, Inc. 690 Gibralter Drive Milpitas, CA 95035	Construction/Design Services	Pamela Hoage	Phone: (408) 519-8318 Fax: (408) 946-7713 phoage@devcon-construction.com

11	Drain Pool Plumbing 1701 S. Seventh Street, San Jose, CA 95112	Plumbing		Phone: (831) 423-2562 Fax: (408) 294-0725

12	ESC Elevator Service Company 2636 S. Rodeo Gulch Road, #B Soquel, CA 95073	Elevator Service	Jim Baker	Phone: (831) 475-9181 Fax: (831) 462-4028 Acct. #2329

13	First Alarm Security & Patrol, Inc. 1111 Estates Drive Aptos, CA 95003	Alarm Monitoring/Patrol/Badging	Jarl E.Saal	Phone: (800) 684-1111 Cell: (831) 234-1111 Fax: (831) 685-6629

14	Gilcerest Consulting Group 1440 Hidden Valley Road Soquel, CA 95073	Property Manager (Former)	Jim or Linda	Phone: (831)462-6447 Cell: (831)345-5555/5544 Fax: (831)462-6481

1 of 3

VENDOR SERVICE PROVIDER LISTING

FOR

SCOTTS VALLEY (GREEN HILLS), CA 95066

(PSA Schedule 1)

#	Vendor Name and Address	Type of Service	Contact Name(s)	Contact Numbers
15	Green Environment (EHS & HIS) 195 Glenn Way, Suite 250 San Carlos, CA 94070	Environmental Healty & Safety	Ellen Ackerman	Phone: (650) 508-8018 Fax: (650) 508-8176

16	Jimmy Smith Plumbing 3098 Winkle Ave. Santa Cruz, CA 95065	Plumbing Services	JoAnne	Phone: (831) 475-5700 Fax: (831) 475-5848

17	J’s Custom Painting (Deck Sealing) 255 Montebello Watsonville, CA 95076	Painting Services	Steve Perez	Phone: (831) 685-2222 Cell: (831) 662-2517 Fax: (831) 685-5610

18	Leaf it ToMe 156 Clearview Place Felton, CA 95018	Interior Plant Service	Cristel Crippen	Phone: (831) 335-7630 Fax: (831) 235-2590

19	Life Safety Association 1876 Hartog Drive San Jose, CA 95131	Health & Safety - Emerg. Resp.	Michael Sheehan	Phone: (408) 573-1900 Fax: (408) 573-7336

20	PG&E 1955 41st Ave., #B2 Capitola, CA 95010	Scotts Valley Gas & Electric		Phone: (800) 743-5000 Svc#. (800) 743-5000 PG&E has no fax # Account Listing on Attachment

21	Santa Cruz Hauling 440 37th Avenue Santa Cruz, CA 95062	Hauling	Kelly or Pat	Phone: (831) 425-0452 Cell: (831) 325-3772 Fax: (831) 476-5835

22	Scotts Valley Water District 2 Civic Center Drive P.O. Box 660006 Scotts Valley, CA 95067-0006	Water Service		Phone: (831) 438-2363 Fax: (831) 438-6235 svwd@aol.com

23	S.C.R.A.P. 2710 Chanticleer Ave. Santa Cruz, CA 95065	Recycling - Paper/Cardboard	Tina Forest	Phone: (831) 479-1107 Cell: (831) 212-6129 Fax: (831) 476-5835 Account Listing on Attachment

24	Service Performance Corp. 1050 North 5th Street, San Jose, CA 95112	Janitorial Service		Phone: (408) 764-0330 Fax: (408) 764-0342

25	Shred-It 1538 Gladding Court Milpitas, CA 95035	Shredding (Confidential Material)		Phone: (408) 944-0900 Cell: (408) 944-0955 Fax: (408) 944-0955

26	Tri-County Fire Protection 260-A Rianda Street Salinas, CA 93901	Fire Protection Services/Repair	Charles/Leroy	Phone: (831) 757-1578 Cell: (831) 901-1806 Leroy Fax: (831) 424-1595

27	Utility Vault 3786 Valley Ave. Pleasanton, CA 9456	Fountain Vault	Mike Page	Phone: (925) 846-8183 Fax: (925) 846-4904

28	Valley Power 1755 Adams Avenue San Leandro, CA 94577	Generator Service	Bill Gainey	Phone: (510) 613-2588 Svc#: (510) 613-2560 Fax: (510) 635-9282

2 of 3

VENDOR SERVICE PROVIDER LISTING

FOR

SCOTTS VALLEY (GREEN HILLS), CA 95066

(PSA Schedule 1)

#	Vendor Name and Address	Type of Service	Contact Name(s)	Contact Numbers
29	Valley Vending P.O. Box 66102 Scotts Valley, CA 95066	Vending Services	Robert Orcutt	Phone: (831) 438-5555 Fax: (831) 438-5588

30	Waste Management of Santa Cruz P.O. Box 2347 1340 W. Beach SL Watsonville, CA 95077-2347	Waste Disposal	Rini vanEvery(CS Mgr.)	Phone: (831) 768-4720 C.S#: (831) 768-9505 Fax: (831) 632-0181

31	Wilson, George 250 Harvey West Blvd. Santa Cruz, CA 95060	Plumbing	George Wilson	Phone: (831) 423-9522 Fax: (831) 423-9903

3 of 3

SCHEDULE 2 TO ASSIGNMENT

LIST OF WARRANTIES AND GUARANTIES

NONE

EXHIBIT E

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Seller”) hereby sells, transfers, and conveys to                                         , a                                           (“Buyer”), all of Seller’s right, title and interest in and to (i) the furniture systems located in the building situated at 1700 Green Hills Road, Scotts Valley, California, (ii) the lobby furniture located in both of the two-story commercial buildings situated at 1700 and 1800 Green Hills Road, Scotts Valley, California, and (iii) the equipment located in the fitness center building located behind the commercial building situated at 1800 Green Hills Road, Scotts Valley, California (the “Personal Property”). The Personal Property shall not include any of the furniture systems, furniture (other than the lobby furniture referred to in the immediately preceding sentence), furnishings or personal property located in the commercial building situated at 1800 Green Hills Road, Scotts Valley, California, which shall remain the property of Seller.

Seller makes no representation or warranties, expressed or implied, concerning the Personal Property sold, transferred and conveyed to Buyer hereunder, and by accepting this Bill of Sale, Buyer acknowledges and agrees that Buyer is accepting such Personal Property in their “As Is,” “Where Is” condition, and with all faults and that the provisions of Section 5.1 and 5.2 of that certain Agreement of Purchase and Sale dated May         , 2006, by and between Seller and Buyer (or Buyer’s predecessor-in-interest) (the “Purchase Agreement”) shall be applicable to the transfer described herein.

IN WITNESS WHEREOF, this Bill of Sale is executed as of this                      day of                             , 2006.

SELLER:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:
Name:
Its:

BUYER:

FOWLER PROPERTY ACQUISITIONS, LLC, a California limited liability company

By:
Name:
Its:

Exhibit F

NET LEASE AGREEMENT

(Multi-Tenant)

by and between

BORLAND SOFTWARE CORPORATION,

a Delaware corporation

(“Tenant”)

and

FOWLER PROPERTY ACQUISITIONS, LLC,

a California limited liability company

(“Landlord”)

NET LEASE AGREEMENT

(Multi-Tenant)

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement (“Lease”):

1. Summary of Lease Provisions.

1.1 Tenant: Borland Software Corporation, a Delaware corporation (“Tenant”).

1.2 Landlord: Fowler Property Acquisitions, LLC, a California limited liability company (“Landlord”).

1.3 Date of Lease, for reference purposes only: July 1, 2006.

1.4 Premises: That certain space, consisting of approximately twenty-nine thousand eight hundred ten (29,810) rentable square feet, constituting the entire second floor of that certain building located at 1800 Green Hills Road in the City of Scotts Valley, County of Santa Cruz, State of California, and shown cross-hatched on Exhibit A-1 attached hereto, and that certain space, consisting of approximately three thousand six hundred seventy-eight (3,678) rentable square feet, on the first floor of the aforementioned building and shown cross-hatched on Exhibit A-2 attached hereto. (Paragraph 2.1).

1.5 Term: Approximately six (6) months (ending December 31, 2006), subject to extension in accordance with Paragraph 3.2 below (Paragraph 3)

1.6 Commencement Date: The date on which Landlord acquires fee title to the Premises from Tenant. (Paragraph 3)

1.7 Ending Date: December 31, 2006, unless sooner terminated pursuant to the terms of this Lease or extended pursuant to Paragraph 3.2 below. (Paragraph 3)

1.8 Rent: $25,116.00 per month through December 31, 2006. If Tenant extends the initial Term of this Lease pursuant to Paragraph 3.2 below, then the monthly Rent payable by Tenant to Landlord during each applicable Extension Term shall be $38,511.20 (Paragraph 4)

1.9 Use of Premises: Software development, general office purposes and any other legal use. (Paragraph 5)

1.10 Tenant’s percentage share of Common Area Charges: twenty-four and forty-six hundredths percent (24.46). (Paragraph 11)

1.11 Address for Notices:

To Landlord:	Fowler Property Acquisitions
100 Bush Street, Suite 510
San Francisco, CA 94104
Attn: Chad Eisenbud

With a copy to:	Trinity Property Consultants
23201 Lake Center Drive #330
Lake Forest, CA 92630
Attn: James Estrada

To Tenant:	Borland Software Corporation
20450 Stevens Creek Blvd.
Cupertino, CA 95014-2265
Attn: Director of Worldwide Facilities

With a copy to:	Borland Software Corporation
20450 Stevens Creek Blvd., Suite 800
Cupertino, CA 95014-2265
Attn: General Counsel

1.12 Right to Non-Exclusive Use of No More Than: One Hundred Nineteen (119) parking spaces within the Common Area (Paragraph 10.2)

1.13 Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

2. Property Leased.

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth, those certain premises (“Premises”) referred to in Paragraph 1.4 above and shown cross-hatched on the floor plans attached hereto as Exhibit A-1 and Exhibit A-2. In addition, during the Term of the Lease, as the same may be extended, Tenant shall have such rights in and to the Common Area (defined in Paragraph 10.1 below) as are more fully described in Paragraph 10.1 below, including, without limitation, the right of Tenant and its agents, employees, contractors, licensees, invitees and guests to access and depart from the Premises through the lobby and ground floor hallway of the Building in which the Premises are located.

The building in which the Premises are located is referred to herein as the “Building.” The “Land” shall mean and refer to all of the real property shown outlined on the site plan attached hereto as Exhibit B, and having the street addresses of 1700 and 1800 Green Hills Road, Scotts Valley, California. Any reference in this Lease to the “Parcel” shall be deemed a reference to the Land and commonly known as Assessor’s Parcel Number 024-261-08. The Land, Building and all other buildings, structures and improvements now or hereafter located on the Land are referred to herein collectively as the “Project.”

Landlord reserves the right to grant to other tenants of the Project, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the nonexclusive right to use the Land for pedestrian and vehicular ingress and egress and vehicular parking (excluding only that portion of the Land designated herein for Tenant’s exclusive use for vehicular parking, if any). Landlord further reserves the right to grant to other tenants of the Project, and to their respective employees, the nonexclusive right to use the fitness center located in a building behind the Building and identified on the site plan attached hereto as Exhibit B. Landlord reserves the right to modify the size or configuration of the Common Areas of the Project; provided, however, such modifications shall not impair Tenant’s access to or use of the Premises or reduce the number of parking spaces available and allocable to Tenant as provided herein.

2.2 Acceptance of Premises. Tenant hereby acknowledges and agrees that Tenant is currently in possession and occupancy of the Premises and warrants that it is familiar with the condition thereof. Tenant accepts the HVAC, roof, electric, water, plumbing, lighting and other building operating systems of the Building in their existing condition. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the same for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in this Lease. Tenant acknowledges that Landlord makes no representations regarding the use of the Premises by Tenant or that the uses permitted by Paragraph 5.1 are allowed by governmental or quasi-governmental agencies having jurisdiction or applicable laws, statutes, ordinances, rules, regulations, orders or requirements now or hereafter in effect. Tenant hereby agrees and acknowledges that the Premises are being taken in “as is” condition, and without any representations or warranties by Landlord. Tenant hereby agrees and warrants that it has inspected the condition of the Premises and the suitability of the same for Tenant’s purposes, and Tenant does hereby accept the Premises in its existing condition.

2.3 License to Use Storage Space at 1700 Green Hills Road. In addition to leasing the Premises pursuant to the terms hereof, Landlord, as licensor, hereby grants to Tenant, as licensee, for the license term referred to in this Paragraph 2.3 below, a license or right to store files and certain furnishings and furniture of Tenant in an enclosed and secure area designated by Landlord and approved by Tenant within the ground floor of the building located at 1700 Green Hills Road (the “Licensed Space”). The term of such license be on a month-to-month basis and shall be terminable by Landlord or Tenant upon thirty (30) days prior written notice. Delivery of such thirty (30) day termination notice shall not terminate this Lease with respect to the Premises described herein. In consideration of Landlord’s grant of the license referred to above, Tenant shall pay to Landlord each month during the term of the license a fee of Seventy-five Cents ($0.75) per square foot of the Licensed Space; provided, however, if the term of the license extends beyond December 31, 2006, then the license fee payable by Tenant to Landlord each month during the license term, commencing from and after January 1, 2007, shall be One and 15/100 Dollars ($1.15) per square foot of the Licensed Space. Tenant agrees that it will remove, at Tenant’s sole cost, all items stored in the Licensed Space not later than the expiration or earlier termination of the term of the license. Tenant agrees that it shall not store any hazardous or toxic materials in the Licensed Space.

(a) Tenant hereby waives and releases Landlord and its agents, employees, members, partners, officers, directors, successors and assigns from and against any and all damages, losses, liabilities, claims, actions, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) arising out of or related to any loss or damage to the items stored in the Licensed Space or theft with respect to any of such items; provided, however, the immediately preceding terms of this Paragraph 2.3(a) shall not be applicable to Landlord’s negligence or willful misconduct.

(b) Tenant shall, during the term of the license, at Tenant’s sole cost and expense, procure and keep in force commercial general liability insurance against any and all claims for personal injury, death, or property damage occurring in or about the Licensed Space or arising out of Tenant’s or any of its agents’, employees’ or other representatives’ use of the Licensed Space or the building in which the Licensed Space is located. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000). The liability policy shall include Landlord as an additional insured.

(c) Tenant agrees to accept the Licensed Space in its “As Is” condition. Licensee shall, at all times during the term of the license, keep the interior of the Licensed Space in good condition and repair (which shall mean in the same condition as existing immediately prior to the Commencement Date), less ordinary wear and tear and damage or destruction or condemnation. Tenant shall, upon the expiration or earlier termination of the term of the license, surrender the Licensed Space to Landlord in the same condition as exists as of the Commencement Date, ordinary wear and tear, damage or destruction or condemnation excepted.

(d) Tenant shall not make any alterations, additions, or improvements to the Licensed Space without the prior written consent of Landlord, which consent Landlord may grant, condition or withhold at Landlord’s sole and absolute discretion.

(e) Tenant shall not assign the license referred to above or license or sublet all or any portion of the Licensed Space without the prior written consent of Landlord, which amy be given or withheld in Landlord’s sole discretion.

(f) Tenant shall indemnify, defend, and hold Landlord and its agents, employees, members, partners, officers, directors, successors and assigns harmless from and against any and all claims, liabilities, demands, damages, losses, obligations or costs (including reasonable attorneys’ fees) for any damage to any property or any injury to any person occurring in, on or about the Licensed Space or the building located on the Property caused by or arising from (i) the use of the Licensed Space or the building in which the Licensed Space is located by Licensee or any of its agents, employees, contractors, or other authorized representatives, (ii) the negligent acts or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors, or other authorized representatives in connection with the use of the Licensed Space. Such indemnification shall not be applicable to the extent of Landlord’s negligence or willful misconduct.

(g) If Tenant fails to pay the license fee due under this Paragraph 2.3 to Landlord within five (5) days after the date it is due, or if Tenant fails to comply with any other obligation of Tenant under this Paragraph 2.3 and such failure is not cured within twenty (20) days after written notice from Landlord thereof, then, in addition to any other legal or equitable remedies Landlord may have, Landlord may elect to terminate the license referred to in this Paragraph 2.3. The preceding sentence to the contrary notwithstanding, each first time Tenant is late in paying the license fee to Landlord during a twelve (12) consecutive month period, Tenant shall have five (5) days following the receipt of written notice from Landlord to make such license fee payment, and if Tenant pays such delinquent license fee payment within such five day period following receipt of written notice from Landlord, then Landlord shall not be entitled to exercise any of the remedies referred to in this Paragraph 2.3(g) above (including, without limitation, termination of the license) based on such late payment of the license fee. Landlord shall not be required to give Tenant written notice of any late payment of the license fee more than once in any twelve (12) consecutive month period.

3. Term.

3.1 Commencement Date. The term of this Lease (“Lease Term”) shall be for the period specified in Paragraph 1.5 above, commencing on the date set forth in Paragraph 1.6 (“Commencement Date”). The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the “Lease Termination.”

3.2 Options to Extend Lease Term. Provided no Default by Tenant (as defined in Paragraph 13.1) exists as of Tenant’s exercise of any option granted to Tenant under this Paragraph 3.2, Landlord hereby grants to Tenant two (2) options to extend the Lease Term (beyond December 31, 2006) for a period of three (3) consecutive months each (each such three (3) month extension term being referred to herein as an “Extension Term”), on the following terms and conditions:

(a) Tenant shall give Landlord written notice of its exercise of the applicable option to extend the Lease Term no later than forty-five (45) days before the date the Lease Term would end but for said exercise. If Tenant is in default under this Lease beyond any applicable notice and cure period on the date that it exercises an option to extend the Lease Term, then such exercise of the option to extend shall be void and Landlord may elect to terminate this Lease, notwithstanding any notice given by Tenant of an exercise of its option to extend.

(b) All terms and conditions of this Lease shall apply during the applicable Extension Term, except that the Rent for the Extension Term shall be equal to $38,511.20 per month as provided in Paragraph 1.8 above, and Tenant shall have no further options to extend the Lease Term beyond the Extension Terms described in this Paragraph 3.2.

(c) Upon the extension of the Lease Term pursuant to this Paragraph 3.2, the term “Lease Term” as used in this Lease shall thereafter include the applicable Extension Term and the Lease Termination date shall be the expiration date of the applicable Extension Term unless sooner terminated pursuant to the terms hereof.

4. Rent.

4.1 Rent. Tenant shall pay to Landlord as rent for the Premises (“Rent”), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6, the applicable monthly Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Rent shall be payable without prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing. Rent not received by Landlord within five (5) days of its due date shall incur a late charge equal to five percent (5%) of the delinquent Rent payment; provided, however, each first time Tenant is late in the payment of Rent to Landlord during a twelve (12) consecutive month period, Tenant shall have five (5) days following the receipt of written notice from Landlord to make such Rent payment, and if Tenant pays such delinquent Rent payment within such five day period following receipt of written notice from Landlord, then no late charge shall be incurred by Tenant with respect to such late payment of Rent. Landlord shall not be required to give Tenant written notice of any late payment of Rent more than once in any twelve (12) consecutive month period.

4.2 Additional Rent. All taxes, charges, late charges, costs and expenses and other sums which Tenant is required to pay hereunder shall be deemed to be additional rent hereunder (“Additional Rent”). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term “Rentals” as used in this Lease shall mean Rent and Additional Rent.

5. Use of Premises.

5.1 Permitted Uses. Tenant shall use the Premises for the purposes set forth in Paragraph 1.9 above, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Landlord agrees that so long as Landlord owns the tennis courts and the recreational facilities located in a separate building behind the Premises or as long as Landlord is operating and maintaining such areas as tennis courts and/or recreational facilities, employees of Tenant who work at the Premises may use such tennis courts and recreational facilities at no additional charge to Tenant or its employees. Landlord also reserves the right to reasonably replace the equipment located in such recreational facilities. Tenant hereby waives and releases Landlord from all claims, damages, liabilities, injuries, actions, costs and expenses (including, without limitation, attorney’s fees and court costs) arising from or related to Tenant’s or its employees’ or their invitees’ use of the tennis courts and recreational facilities, except that the foregoing waiver and release shall not be applicable in the event of the negligence or willful misconduct of Landlord or its agents, employees, contractors or other representatives.

5.2 Tenant to Comply with Legal Requirements. Tenant shall, at its sole cost, promptly comply with all applicable governmental and quasi-governmental laws, statutes, orders, regulations, rules, ordinances and other requirements now or hereafter in effect (“Laws”) relating to or affecting Tenant’s particular manner of use or occupancy of the Premises, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting Tenant’s particular manner of use or occupancy of the Premises or use of the Common Area. Tenant shall, at its sole cost, maintain or restore the Premises as required by all applicable Laws and make structural and/or non-structural alterations and additions in compliance and conformity with all applicable Laws if such maintenance, restoration and/or alterations or additions is solely caused by Tenant’s particular manner of use of the Premises during the Lease Term (excluding office use) or caused by alterations made to the Premises by Tenant during the Lease Term; provided, however, if any structural or non-structural alterations, additions or improvements are required to be made by Tenant hereunder in order to comply with applicable laws due to Tenant’s particular manner of use of the Premises and the cost of the same will exceed Fifty Thousand Dollars ($50,000), then Tenant shall be permitted to terminate this Lease upon written notice to Landlord. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 5.2 shall be subject to the requirements of Paragraph 12.1 below. Anything in this Lease to the contrary notwithstanding, Tenant shall not be required to construct, or pay for the cost of constructing, any structural alterations or capital improvements that may be required due to a change in Laws which are unrelated to Tenant’s specific manner of use of the Premises or Tenant’s alterations or improvements to the Premises.

5.3 Prohibited Uses. Tenant and Tenant’s agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant’s agents shall not use or allow the Premises to be used for any unlawful or hazardous purpose or any purpose not permitted by this Lease, nor shall Tenant or Tenant’s agents cause, maintain, or permit any nuisance in, on or about the Premises. Tenant and Tenant’s agents shall not do or permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will in any way increase the rate of any insurance upon any portion of the Project or any of its contents, or cause a cancellation of any insurance policy covering any portion of the Project or any of its contents, nor shall Tenant or Tenant’s agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon any portion of the Project or any of its contents is increased because of Tenant’s particular use of the Premises or that of Tenant’s agents, Tenant shall pay, as Additional Rent, the full cost of such increase. The preceding to the contrary notwithstanding, Landlord acknowledges that so long as Tenant uses the Premises for the permitted uses set forth in Paragraph 1.9 above, such uses shall not cause any increase in the rate of insurance upon any portion of the Project or cause a cancellation of any insurance policy covering any portion of the Project. Tenant and Tenant’s agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Building or the structural elements thereof or of the Premises, nor place any harmful liquids in the drainage system of the Building or Common Area. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Project except in enclosed trash containers designated for that purpose by Landlord.

5.4 Hazardous Materials. During the Lease Term, neither Tenant nor Tenant’s agents shall permit the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively “Release”) of any Hazardous Material(s) (defined below) on or about any portion of the Project in violation of applicable Laws without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a “reportable quantity” under any applicable Law. Tenant covenants that, at its sole cost and expense, Tenant will comply with all applicable Laws with respect to the Release during the Lease Term by Tenant, its agents, employees, contractors or invitees of such permitted Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord’s sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord’s agents harmless from and against any and all claims, losses, damages, liabilities, or expenses arising in connection with the Release of Hazardous Materials during the Lease Term in violation of Hazardous Materials Laws by Tenant or its agents, employees or contractors. Tenant’s obligation to defend, hold harmless and indemnify pursuant to this Paragraph 5.4 shall survive Lease Termination for a period of two (2) years and if Landlord has not given Tenant written notice within such two (2) year period of Tenant’s obligation to indemnify, defend or hold harmless Landlord with respect to any particular Release of Hazardous Materials by Tenant, then Tenant’s obligation to indemnify, defend and hold harmless pursuant to this Paragraph 5.4 shall expire.

The foregoing indemnity shall not apply to, and Tenant shall not be responsible for, the presence of Hazardous Materials on, under, or about the Premises, Building or Common Area to the extent caused by any third parties or by Landlord or Landlord’s employees, agents, contractors or invitees.

As used in this Lease, the term “Hazardous Materials” means those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

Landlord shall have the right, upon reasonable advance notice to Tenant, at Landlord’s sole cost to inspect, investigate, sample and/or monitor the Premises, the Building and Common Area, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant is complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any unreasonable interference with the operation of Tenant’s business on the Premises.

6. Taxes.

6.1 Personal Property Taxes. Tenant shall cause Tenant’s trade fixtures, equipment, furnishings, furniture, merchandise, inventory, appliances and other personal property installed or located on the Premises (collectively the “personal property”) to be assessed and billed separately from the Land and the Building. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant’s personal property. If any of Tenant’s personal property shall be assessed with the Land or the Building, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant’s personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property.

6.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord’s statement thereof, any and all taxes, levies or assessments payable by Landlord or Tenant and relating to the Premises (other than Landlord’s net income, succession, transfer, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 6.3(a) below, payable as a Common Area Charge), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to taxes:

(a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross rental receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals; or

(b) Upon or with respect to the use, possession occupancy, leasing, operation and management of the Premises or any portion thereof.

6.3 Common Taxes.

(a) Definition of Taxes. The term “Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 6.1 and 6.2 above) all real estate taxes and general and special assessments which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against any portion of the Project under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The preceding to the contrary notwithstanding, the term “Taxes” shall not include the amount of any increases in Taxes resulting from a change in ownership of the Project, or any portion thereof, subsequent to Landlord’s acquisition of title to the Project, or any new construction by Landlord.

(b) Common Area Charge. All Taxes which are levied or assessed or which become a lien upon any portion of the Project or which become due or accrue during the Lease Term shall be a Common Area Charge, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of the Tenant’s percentage share of the annual amount of such Taxes, based on Landlord’s estimate thereof, pursuant to Paragraph 11 below. Tenant’s share of Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term during such year bears to 365.

7. Insurance; Indemnity; Waiver.

7.1 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which, if incurred by Landlord, shall be a Common Area Charge, payable by Tenant pursuant to Paragraph 11 below:

(a) Property Insurance. “All risk” or “Special Form” property insurance, including, without limitation, boiler and machinery (if applicable); sprinkler damage; vandalism; and full coverage plate glass insurance. Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts. Such insurance may also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged, or such longer period as may be required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises. Such insurance shall not cover any leasehold improvements installed in the Premises by Tenant at its expense, or Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises; and

(b) Liability Insurance. Commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate.

7.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant’s sole cost and expense, procure and keep in force the following insurance:

(a) Liability Insurance. Commercial general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in or about the Premises or arising out of Tenant’s or Tenant’s agents’ use of the Common Area, use or occupancy of the Premises or Tenant’s operations on the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto.

(b) Other. Business interruption coverage for a period of twelve (12) months, and such other insurance as required by law, including, without limitation, workers’ compensation insurance.

(c) Form of the Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 7.2(a) and (b) above shall be with companies rated A-VII or better in Best’s Insurance Guide, and with reasonable deductible amounts (if any) and shall include Landlord as an additional insured. Certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to Landlord at least ten (10) business days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and Common Area and to Tenant as required by this Lease. Tenant’s insurer shall endeavor to notify Landlord in writing at least thirty (30) days prior to any cancellation or modification of any policy. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

7.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 7.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

7.4 Indemnification. Subject to the terms of this Paragraph 7.4, Tenant shall indemnify, hold harmless, and defend Landlord against all claims, losses, damages, expenses or liabilities for injury or death to any person or for damage to or loss of use of any property to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents in, on or about the Building, Common Area or Land, or arising out of any occurrence in the Premises during the Lease Term; provided, however, the provisions of this Paragraph 7.4 shall not apply to the extent of any claims, losses, damages, expenses or liabilities caused by Landlord’s willful misconduct or negligence, or that or its agents, employees, contractors or invitees. The provisions of this Paragraph 7.4 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination.

7.5 Claims by Tenant. Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in any portion of the Project by and from all causes, including without limitation, any defect in any portion of the Project and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources. The provisions of this Paragraph 7.5 shall not apply to any damage or injury caused by Landlord’s willful misconduct or negligence, or that of its agents, employees, contractors or invitees, or by any breach by Landlord of any of its maintenance and repair or replacement obligations under this Lease.

7.6 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, members, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Project, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Project, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 7 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

8. Utilities. Tenant shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services consumed by Tenant on the Premises (collectively the “Services”) and all taxes, levies, fees or surcharges therefor. Tenant shall be responsible for providing its own janitorial service to the Premises. In the event that any of the Services are not separately billed or metered to the Premises, or if any of the Services are not separately metered as of the Commencement Date, the cost of such Services shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant’s proportionate share of such cost to Landlord as provided in Paragraph 11 below, except that if any meter services less than the entire Building, Tenant’s proportionate share of the costs measured by such meter shall be based upon the square footage of the gross leasable area in the Premises as a percentage of the total square footage of the gross leasable area of the portion of the Building serviced by such meter. If any utilities are interrupted and such interruption materially and adversely affects Tenant’s use or enjoyment of the Premises, is not due to the negligence or willful misconduct of Tenant or its employees, agents or contractors and continues for more than seventy-two (72) hours, then monthly Rent shall be equitably abated (to the extent Tenant’s use of the Premises is adversely affected) until the interrupted utility service(s) are restored.

9. Repairs and Maintenance.

9.1 Landlord’s Responsibilities. Subject to the provisions of Paragraph 14 below, Landlord shall maintain, at Landlord’s sole cost (and not as a Common Area Charge) in reasonably good order and repair the structural roof, structural and exterior walls and foundations of the Building. Landlord also shall be responsible for replacement of the roof membrane. In addition, Landlord shall maintain the heating and air conditioning systems of the Premises or obtain and maintain a service contract (covering periodic inspection and servicing) for the heating and air conditioning systems of the Premises. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 9.1.

9.2 Tenant’s Responsibilities. Except as expressly provided in Paragraph 9.1 above, Tenant shall, at its sole cost, maintain the interior of the Premises in good order, condition and repair. If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within thirty (30) days after written notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord’s agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for the reasonable cost of such repairs and/or maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant’s agents during the performance of any such repairs or maintenance. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant’s agents as a result of Landlord performing any such repairs or maintenance (except for the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees).

10. Common Area.

10.1 In General. Subject to the terms and conditions of this Lease and the Rules and Regulations attached hereto as Exhibit C, Tenant and Tenant’s agents shall have, in common with other tenants of the Building and other permitted users, the nonexclusive right to use during the Lease Term the access roads, parking areas, sidewalks, landscaped areas and other facilities on the Land or in the Building designated by Landlord for the general use and convenience of the occupants of the Building and other authorized users, which areas and facilities are referred to herein as the “Common Area.” This right to use the Common Area shall terminate upon Lease Termination. Tenant acknowledges that a portion of the first floor of the Building consists of a lobby area and hallway which shall be part of the Common Area and that any other tenant or tenants occupying space on the first floor of the Building and Tenant and their respective agents, employees, guests and invitees shall have the right to use such lobby area and hallway to gain access to the portions of the Building leased by Tenant and such other tenants. Landlord reserves the right to reasonably amend the Rules and Regulations attached hereto as Exhibit C from time to time with or without advance notice, as Landlord may deem appropriate for the best interests of the occupants of the Building and other authorized users. Any such amendments to such Rules and Regulations attached hereto as Exhibit C shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such amendments to Tenant. The Rules and Regulations attached hereto as Exhibit C, and all amendments thereto, shall be enforced by Landlord in a non-discriminatory manner.

10.2 Parking Areas. Tenant is allocated and Tenant and Tenant’s employees and invitees shall have the non-exclusive right to use not more than the number of parking spaces set forth in Paragraph 1.12, the location of which may be designated from time to time by Landlord. Neither Tenant nor Tenant’s agents shall at any time use more parking spaces than the number so allocated to Tenant or park or permit the parking of their vehicles in any portion of the Land not designated by Landlord as a parking area. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of such parking areas on the Land as Landlord may deem appropriate. Landlord furthermore reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s agents which are parked in violation of the provisions of this Paragraph 10.2 or in violation of Landlord’s rules and regulations relating to parking, to be towed away at the cost of the owner of the towed vehicle. Provided that Tenant’s use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein. Tenant and Tenant’s agents shall not at any time park or permit the parking of (i) trucks or other vehicles (whether owned by Tenant or other persons) adjacent to any loading areas so as to interfere in any manner with the use of such areas, (ii) Tenant’s or Tenant’s agents’ vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant, or (iii) any inoperative vehicles or equipment on any portion of the Common Area.

10.3 Maintenance by Landlord. Landlord shall maintain the Common Area in good repair and condition and shall manage the Common Area to reasonable and customary standards. The reasonable cost of such maintenance, operation and management shall be a “Common Area Charge,” and Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of such costs as provided in Paragraph 11 below.

11. Common Area Charges.

11.1 Definition. “Common Area Charge” or “Common Area Charges” as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as a Common Area Charge and the reasonable costs paid or incurred by Landlord for the operation, maintenance, repair, and management of the Project which costs shall include, without limitation: the cost of Services and utilities supplied to the Project (to the extent the same are not separately charged or metered to tenants of the Building); water; sewage; trash removal; fuel; electricity; heat; lighting systems; fire protection systems; storm drainage and sanitary sewer systems; periodic inspection and regular servicing of the heating and air conditioning systems of the Premises and the roof membrane; property and liability insurance covering the Building and the Land and any other insurance carried by Landlord pursuant to Paragraph 7 above; window cleaning; cleaning, sweeping; cleaning and repairing of sidewalks, curbs, stairways; costs related to irrigation systems and Project signs; fees for licenses and permits required for the operation of the Project; the cost of complying with Laws, including, without limitation, maintenance and repairs required in connection therewith (excluding any and all capital expenditures); costs related to landscape maintenance; and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Area Charges. Given that the Project contains more than one (1) building, then the term “Common Area Charges” shall mean and include all of the Common Area Charges allocable to the Building and a proportionate share (based on the square footage of gross leasable area in the Building as a percentage of the total of square footage of gross leasable area of the buildings in the Project at the time in question) of all Common Area Charges which are related to the Project in general and are not allocated to any one building in the Project. Common Area Charges shall also include a management fee to Landlord in an amount not to exceed an amount not to exceed four percent (4%) of the monthly Rent payable hereunder, and such management fee shall be the sole cost or fee to be paid to Landlord by Tenant for management of the Project.

The specific examples of Common Area Charges stated in this Paragraph 11.1 are in no way intended to and shall not limit the costs comprising Common Area Charges, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect.

Notwithstanding anything to the contrary contained in this Lease, within thirty (30) days after receipt by Tenant of Landlord’s statement of Common Area Charges prepared pursuant to Paragraph 12.2 hereof for any prior annual period during the Lease Term, Tenant or its authorized representative shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord’s office or, at Landlord’s option, such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement.

11.2 Payment of Common Area Charges by Tenant. Prior to the Commencement Date or within a reasonable time thereafter, Landlord shall deliver to Tenant an estimate of Common Area Charges for the Lease Term. Tenant’s payment of Common Area Charges shall be based upon Landlord’s estimate of Common Area Charges and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term and Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s percentage share (stated in Paragraph 1.10 above) of the Common Area Charges.

Landlord may revise its estimate of Common Area Charges not more than once during the Lease Term in the event of a material change in Common Area Charges during the Lease Term. Within ninety (90) days following the expiration of calendar year 2006 (and within ninety (90) days following the Lease Termination if Tenant exercises any options to extend the Lease Term as provided above), Landlord shall furnish Tenant a reconciliation statement showing the actual Common Area Charges for the period to which Landlord’s estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant’s account for the excess previously paid (or pay such excess directly to Tenant if the Lease Term has expired or earlier terminated).

11.3 Exclusions From Common Area Charges. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant have any obligation to perform, to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, commissions, charges, disbursements, attorneys’ fees, experts’ fees, costs and expenses (collectively, “Costs”):

(a) Losses Caused by Others and Construction Defects. Costs occasioned by the act, omission or violation of Law by Landlord, any other occupant of the Project (other than Tenant), or their respective agents, employees or contractors, or costs arising out of the failure by Landlord to construct any improvements in or on the Project, or any portion thereof, in accordance with Laws and private restrictions applicable at the time of construction thereof.

(b) Condemnation and Insurance Costs. Costs occasioned by the exercise of the power of eminent domain, or increases in insurance Costs caused by the activities of other occupant(s) of the Project.

(c) Reimbursable Expenses. Costs for which Landlord has a right of reimbursement from others, or Costs which Tenant pays directly to a third person.

(d) Utilities or Services. Costs (i) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project; or (ii) associated with utilities and services of a type not provided to Tenant.

(e) Leasing Expenses. Costs incurred in connection with negotiations or disputes with other occupant(s) of the Project, and Costs arising from the violation by

Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement.

(f) Reserves. Depreciation, amortization or other expense reserves.

(g) Mortgages. Interest, charges and fees incurred on debt, payments or mortgages and rent under ground leases.

(h) Hazardous Materials. Costs incurred to investigate the presence of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premises, Building or Project or to remediate any Hazardous Material contamination, and any judgments or other Costs incurred in connection with any Hazardous Material exposure or release, except to the extent such Costs are incurred by Landlord in connection with the storage, use or disposal of the Hazardous Material in question by Tenant, its agents, employees, contractors or invitees during the Lease Term.

(i) Management. Any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of the management fee specified in Paragraph 11.1.

(j) Capital Expenditures. The cost of (i) capital repair items (i.e., items which Landlord is required to capitalize and not expense in the current year for federal income tax purposes), (ii) replacement of the roof membrane, (iii) resurfacing the parking lot, and (iv) repainting the exterior of the Building.

12. Alterations and Improvements.

12.1 In General. Tenant shall not make, or permit to be made, any alterations, removals, changes, enlargements, improvements or additions (collectively “Alterations”) in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 5.2, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof; provided, however, without first obtaining the written consent of Landlord, Tenant may make non-structural Alterations to the Premises so long as (i) such non-structural Alterations do not impair the structural integrity of the Building, (ii) do not adversely affect any of the building systems servicing the Building, (iii) are not visible from the exterior of the Building, and (iv) the cost of any individual non-structural Alteration does not exceed $35,000 and the cost of the non-structural Alterations in the aggregate do not exceed $200,000. As a condition to the giving of its consent, Landlord may impose such reasonable requirements as Landlord reasonably may deem necessary, including without limitation, the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed (which approval shall not be unreasonably withheld); the times during which the work is to be accomplished. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, in accordance with the plans and specifications approved by Landlord. Tenant shall give written notice to Landlord five (5) business days prior to the commencement of any work of improvement on the Premises. Any Alterations to the Premises made by Tenant shall be made in accordance with applicable Laws. In making any such Alterations, Tenant shall, at Tenant’s sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein.

12.2 Removal Upon Lease Termination. At the time Tenant requests Landlord’s consent, Landlord shall state in writing whether Landlord will require Tenant, at Tenant’s expense, to remove any such Alterations and restore the Premises to their prior condition at Lease Termination. If, prior to or at the time Landlord consents to Tenant’s proposed Alterations, Landlord elects to have all or a portion of such Alterations removed from the Premises at Lease Termination, then Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Project arising from such removal. In the event Tenant fails to remove any such Alterations designated by Landlord for removal, Landlord may remove any Alterations made to the Premises by Tenant, restore the Premises to their prior condition and repair all damage to the Premises and Common Area arising from such removal, and may recover from Tenant all reasonable costs and expenses incurred thereby. Tenant’s obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove any such Alterations by giving written notice to Tenant at the time Landlord consents to any proposed Alterations, all such Alterations, except for moveable furniture, personal property and equipment, and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

12.3 Landlord’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, Building or Common Area by Landlord shall be a part of the realty and belong to Landlord.

13. Default and Remedies.

13.1 Events of Default. The term “Default by Tenant” as used in this Lease shall mean the occurrence of any of the following events:

(a) Tenant’s failure to pay when due any Rentals and such failure is not cured within five (5) days following such due date; provided, however, each first time Tenant is late in the payment of any Rentals to Landlord during a twelve (12) consecutive month period, Tenant shall have five (5) days following the receipt of written notice from Landlord to make such Rental payment, and if Tenant pays such delinquent Rental within such five day period following receipt of written notice from Landlord, then no Default by Tenant shall be deemed to have occurred with respect to such late Rental payment. Landlord shall not be required to give Tenant written notice of any late Rental payment more than once in any twelve (12) consecutive month period.

(b) Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant’s financial reorganization or an arrangement with any of Tenant’s creditors;

(c) Voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Tenant’s assets as a result of insolvency;

(d) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors and such execution is not cured within thirty (30) days following Tenant’s receipt of written notice from Landlord;

(e) Levy of a writ of attachment or execution on Tenant’s interest under this Lease, if such writ continues for a period of thirty (30) days;

(f) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease and such breach is not cured within thirty (30) days after Tenant’s receipt of written notice of such breach from Landlord (or if such breach under this subparagraph 13.1(f) cannot be reasonably cured within thirty (30) days, if Tenant does not commence to cure the breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion).

13.2 Remedies. Upon any material Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

(a) Termination. Upon any material Default by Tenant, Landlord shall have the right (but not the obligation) upon written notice to Tenant to terminate this Lease and Tenant’s right to possession of the Premises. Upon termination of this Lease and Tenant’s right to possession of the Premises, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result;

(v) The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 13.2(a) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

(b) Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 13.2(a) above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord’s rights or remedies, including the rights and remedies specified in Paragraph 13.2(a) above.

14. Damage or Destruction.

14.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Insured Casualty” means damage to or destruction of the Premises from a cause actually insured against, or required by this Lease to be insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then existing building codes to the condition existing immediately prior to the damage or destruction; and (b) “Uninsured Casualty” means damage to or destruction of the Premises from a cause not actually insured against, or not required to be insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then existing building codes to the condition existing immediately prior to the damage or destruction.

14.2 Insured Casualty.

(a) Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than thirty-three percent (33%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, provided that there exist no governmental codes or regulations that would interfere with Landlord’s ability to so rebuild or restore.

(b) Landlord’s Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than thirty-three percent (33%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within thirty (30) days after Landlord receives notice of damage or destruction of the Premises of Landlord’s election to either rebuild or restore the Premises or terminate this Lease.

(c) Continuance of Lease. If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 14.2(a) or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 14.2(b), this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for loss of business during any period of repair or restoration.

14.3 Uninsured Casualty.

(a) Landlord’s Election. In the event of an Uninsured Casualty (as defined in Paragraph 14.1 above), Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which latter event Landlord shall give written notice to Tenant within sixty (60) days of the event of the damage or destruction of Landlord’s election to terminate this Lease as of the date of the damage and destruction.

(b) Tenant’s Ability to Continue Lease. If Landlord elects to terminate this Lease and the extent of damage or destruction is less than thirty-three percent (33%) of the then full replacement cost of the Premises or the proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then existing building codes to the condition existing immediately prior to the damage or destruction, and if there exist no governmental codes or regulations that would interfere with Landlord’s ability to so repair or restore, then Tenant may nevertheless cause the Lease to continue in effect by (i) notifying Landlord in writing within ten (10) days after Landlord’s notice of termination of Tenant’s agreement to pay all costs of rebuilding or restoring not covered by insurance, and (ii) providing Landlord with reasonable security (acceptable to Landlord in its sole discretion) for or assurance of such payment. Tenant shall pay to Landlord in cash no later than thirty (30) days prior to the date of commencement of construction the reasonable estimated cost of rebuilding or restoring. In the event Tenant fails to pay such cost to Landlord by the date specified, Landlord may immediately terminate the Lease. If the actual cost of rebuilding or restoring exceeds the estimated cost of such work, Tenant shall pay the difference to Landlord in cash upon notification by Landlord of the final cost. If the cost of rebuilding or restoring is less than the estimated cost of such work, Tenant shall be entitled to a refund of the difference upon completion of the rebuilding or restoring and determination of final cost.

14.4 Tenant’s Election. Notwithstanding anything to the contrary contained in this Paragraph 14, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord’s architect or construction consultants, the restoration of the Premises cannot be substantially completed within one hundred twenty (120) days after the event of damage or destruction. Tenant’s election shall be made by written notice to Landlord within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction. If Tenant does not deliver said notice within said ten (10) day period, Tenant nevertheless may later terminate this Lease if substantial completion of the rebuilding or restoration occurs subsequent to said one hundred twenty (120) day period.

14.5 Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Paragraph 14, in the event the Premises are materially damaged or destroyed in whole or in part from any cause during the last ninety (90) days of the Lease Term, Tenant may, at its option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to Landlord of its election to do so within thirty (30) days after the event of such damage or destruction.

14.6 Termination of Lease. If the Lease is terminated pursuant to this Paragraph 14, the Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant’s business conducted in the Premises, as reasonably determined by Landlord and Tenant.

14.7 Intentionally Omitted.

14.8 Liability for Personal Property. Except for the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees, in no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant.

14.9 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease. Tenant hereby waives any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

14.10 Damage or Destruction to the Building. The foregoing notwithstanding, in the event the Building is damaged or destroyed to the extent of more than thirty-three percent (33%) of the then replacement cost thereof, Landlord may elect to terminate this Lease, whether or not the Premises are damaged.

15. Condemnation.

15.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Taking” means a taking of the Premises, Common Area or Building or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) “Total Taking” means the Taking of the entire Premises or so much of the Premises, Building or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (c) “Partial Taking” means the Taking of only a portion of the Premises, Building or Common Area which does not constitute a Total Taking; (d) “Date of Taking” means the date upon which the title to the Premises, Building or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

15.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

15.3 Total Taking. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to Alterations made by Tenant and trade fixtures of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 15.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant.

15.4 Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to Alterations made by Tenant and trade fixtures of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 15.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant.

16. Liens.

16.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant’s agents, or any contractor employed by Tenant with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Project free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant’s agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises, Building, Common Area and Land, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including without limitation a notice of nonresponsibility.

16.2 Notice of Lien; Bond. Should any claims of lien be filed against, or any action be commenced affecting the Premises, Tenant’s interest in the Premises or any other portion of the Project, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.

17. Landlord’s Right of Access to Premises. Landlord reserves and shall have the right and Tenant and Tenant’s agents shall permit Landlord and Landlord’s agents to enter the Premises at any reasonable time during normal business hours (except in the event of an emergency) and subject to any security measures of Tenant that are applied to visitors to the Premises on a non-discriminatory basis for the purpose of (i) inspecting the Premises, (ii) performing Landlord’s maintenance and repair responsibilities set forth herein, (iii) posting notices of nonresponsibility, (iv) placing upon the Premises at any time “For Sale” signs, (v) placing on the Premises ordinary “For Lease” signs at any time within one hundred eighty (180) days prior to Lease Termination, or at such other times as agreed to by Landlord and Tenant, (vi) protecting the Premises in the event of an emergency and (vii) exhibiting the Premises to prospective purchasers or lenders at any reasonable time or to prospective tenants within one hundred eighty (180) days prior to Lease Termination. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord’s agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours’ notice prior to entry of the Premises. Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany Landlord at all times that Landlord is present on the Premises.

18. Landlord’s Right to Perform Tenant’s Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon thirty (30) days written notice to Tenant, but shall not be obligated to and without waiving or releasing

Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Landlord and all penalties, interest and reasonable costs in connection therewith shall be due and payable by Tenant as Additional Rent within thirty (30) days following written demand therefor from Landlord.

19. Lender Requirements.

19.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises, Building or Land, or Landlord’s interest or estate therein without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof. As a condition to Tenant’s obligations under this Lease, Landlord agrees to obtain for the benefit of Tenant, non-disturbance rights from all existing lenders holding a security interest in the Project.

19.2 Subordination Agreements. Tenant shall execute and deliver, without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises, Building or Land as may be required by Landlord within twenty (20) days following Landlord’s request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated or modified in any material way, nor shall any of Tenant’s rights hereunder be altered, limited or reduced, in the event of any foreclosure so long as Tenant is not in default under this Lease beyond any applicable notice and cure period. The subordination agreement shall be substantially in the form attached hereto as Exhibit D attached hereto.

19.3 Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Building or Land, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of the Lease, including, but not limited to, the quiet enjoyment provisions of Paragraph 33.

19.4 Estoppel Certificates.

(a) Delivery by Tenant. Tenant shall, within twenty (20) business days following request by Landlord therefor and without charge, execute and deliver to Landlord an estoppel certificate reasonably requested by Landlord in connection with the sale or financing of the Premises, Building or Land, or requested by any lender making a loan affecting the Premises, Building or Land. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect), (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, Building or Land or a purchaser of the Premises, Building or Land from Landlord, and (v) certify such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Land from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, Building or Land. The estoppel certificate shall be substantially in the form attached hereto as Exhibit E.

(b) Nondelivery by Tenant. Tenant’s failure to deliver an estoppel certificate as required pursuant to Paragraph 19.4(a) above shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are now no uncured defaults in Landlord’s performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease, and (iv) Tenant has entered into occupancy of the Premises on such date as may be represented by Landlord and is open and conducting business at the Premises.

20. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term, as the same may be extended by Tenant pursuant to the terms of Paragraph 3.2 above. Any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, at the greater of (i) one hundred fifty percent (150%) of the monthly Rent for the month preceding Lease Termination, or (ii) $38,511.20, in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord’s consent, Tenant shall be a tenant at sufferance with possession terminable without notice.

21. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or mailing. Any notice given pursuant to this Paragraph 21 shall be deemed to have been given when personally delivered, or if mailed, when five (5) business days have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 21. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.11 above.

22. Attorneys’ Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity, defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including reasonable attorneys’ fees and costs for appeal, as may be fixed by the court or jury.

23. Assignment, Subletting and Hypothecation.

23.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, or sublease all or any part of the Premises, without Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall, by written notice, advise Landlord of Tenant’s desire on a stated date (which date shall not be less than fifteen (15) days nor more than ninety (90) days after the date of Tenant’s notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant’s notice shall include such pertinent information as may be reasonably requested by Landlord to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Landlord’s consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 23 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord’s consent to an assignment or sublease shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.

23.2 Permitted Assignee. The sale or transfer of any or all of the capital stock of Tenant which is publicly traded shall not be deemed an assignment of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent (but with notice to Landlord), may sublet the Premises or assign this Lease to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Tenant’s assets located at the Premises (each, a “Permitted Assignee”). Notwithstanding that a Transfer is made to a Permitted Assignee, Tenant shall not be released from any of its obligations under this Lease and such Permitted Assignee shall be required to assume all of Tenant’s obligations hereunder as a condition to such transfer being permitted without Landlord’s prior written consent.

23.3 Binding on Successors. The provisions of this Paragraph 23 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

24. Successors. Subject to the provisions of Paragraph 23 above and Paragraph 29.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

25. Landlord Default. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within a reasonable period of time after notice (not to exceed thirty (30) days following Landlord’s receipt of such written notice), Landlord has not cured the breach. If Landlord does not cure a breach that materially and adversely affects the safety or security of Tenant or its employees, agents or contractors, or that is causing damage to Tenant’s property or that is materially and adversely affecting Tenant’s use of the Premises, then Tenant may cure the breach, and if Landlord fails to reimburse Tenant for the costs of such cure within twenty (20) days after written request of Tenant describing the costs, then Tenant may deduct the costs from the payments next due from Tenant under this Lease.

26. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

27. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

28. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained (or the acceptance by Landlord of any performance by Tenant after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by Landlord in writing.

29. General.

29.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

29.2 Definitions.

(a) Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 29.2(a), be binding upon each Landlord and such Landlord’s heirs, personal representatives, successors and assigns only during its respective period of ownership.

(b) Agents. For purposes of this Lease and without otherwise affecting the definition of the word “agent” or the meaning of an “agency,” the term “agents” shall be deemed to include the agents, employees, contractors, successors, representatives, affiliated companies, and any other person or entity related in any way to the respective party, Tenant or Landlord.

(c) Interpretation of Terms. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

29.3 Copies. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

29.4 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

29.5 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.6 Brokers. Landlord hereby represents and warrants to Tenant that it has not retained any broker or finder other than Sheldon Wiseman Commercial Real Estate in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby. Tenant hereby represents and warrants to Landlord that it has not retained any broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby. Any commission to be paid to Sheldon Wiseman Commercial Real Estate in connection with this Lease shall be paid by Landlord. Landlord shall indemnify, defend and hold Tenant harmless from and against liability for compensation or charges which may be claimed by Sheldon Wiseman Commercial Real Estate by reason of any dealings or actions of Landlord in connection with this Lease, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party (other than Sheldon Wiseman Commercial Real Estate) by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. The provisions of this Paragraph 29.6 shall survive the termination of this Lease.

29.7 Construction of Lease Provisions. Although this Lease was prepared by Tenant, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

30. Signs. During the Lease Term, Tenant shall be permitted to retain its identification signs (including, without limitation, any directory and/or monument signage identifying Tenant) on the Land and in or on the Building. Tenant may place or permit to be placed any sign or decoration in or on the Premises provided the same is in compliance with applicable laws, statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord’s option, Tenant shall at Lease Termination remove any sign which it has placed on the Premises or the Building during the Lease Term, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.

31. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition (reasonable wear and tear, acts of God, casualty, condemnation, Hazardous Materials other than those stored, used or disposed of by Tenant, its agents, employees, contractors or invitees, and alterations concerning which Landlord has not reserved the right to require removal excepted). Tenant shall remove all of Tenant’s personal property and trade fixtures from the Premises prior to Lease Termination. Furthermore, Tenant shall immediately repair all damage to the Project caused by any such removal.

32. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Project or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

33. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject to the terms of this Lease. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Building or Land to whom Tenant attorns pursuant to Paragraph 19.3 above shall be bound by the terms of this Paragraph 33.

34. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

35. Verification Letter. Promptly following written request therefor from Landlord following the execution of this Lease, Tenant agrees to complete, execute and deliver to Landlord the Verification Letter attached hereto in the form of Exhibit F.

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

LANDLORD:		TENANT:

FOWLER PROPERTY ACQUISITIONS, LLC,		BORLAND SOFTWARE CORPORATION,
a California limited liability company		a Delaware corporation

By:	Trinity Property Consultants, LLC,
	Its Agent	By:
Name:
	By:	Title:
Name:
	Title:	Date	, 2006

Date                                         , 2006

EXHIBITS

A-1	Floor Plan of Second Floor Premises	Paragraph 1.4 (Second Floor Premises shown cross-hatched)

A-2	Floor Plan of File Storage Area on First Floor at 1800 Green Hills	Paragraph 1.4 (File Storage Area shown cross- hatched)

B	Site Plan	Paragraph 2.1 (Buildings and parking areas shown and the Land outlined pursuant to Paragraph 2.1)

C	Rules and Regulations	Paragraph 10.1

D	Subordination, Nondisturbance and Attornment Agreement	Paragraph 19.2

E	Estoppel Certificate	Paragraph 19.4

F	Verification Letter	Paragraph 35

EXHIBIT A-1

FLOOR PLAN OF SECOND FLOOR PREMISES

[to be attached]

EXHIBIT A-2

FLOOR PLAN OF FILE STORAGE AREA ON FIRST FLOOR AT 1800 GREEN HILLS

[to be attached]

EXHIBIT B

SITE PLAN

[to be attached]

TO SANTA CRUZ
TO SAN JOSE
VICINITY MAP
PARCEL 3
17,424± S.F.
0.40± AC.
TENNIS COURTS
GYM
PARCEL A
453,024 S.F.
10.40± AC.
NEW PROPERTY LINE
PARCEL 2
187,743.6± S.F.
4.31± AC.
PARCEL 1
247,856.4± S.F.
5.69± AC.
1800 GREEN HILLS ROAD
68,816 S.F.
1700 GREEN HILLS ROAD
68,067 S.F.
GREEN HILLS ROAD
SCALE: 1"=40'-0"

BORLAND SOFTWARE CORPORATION

1700/1800 GREEN HILLS ROAD, SCOTTS VALLEY CALIFORNIA

LEASE EXHIBIT B AS OF 5/24/06

EXHIBIT C

RULES & REGULATIONS

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, vehicle advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4.	The directory of the building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.	Except as otherwise provided in the Lease, all cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.

Freight elevator(s) shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the building or carried in the elevators except between such hours and in such elevators as reasonably may be designated by Landlord. Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of [6:00 p.m. to 6:00 a.m. or on Saturday or Sunday]. No deliveries shall be made which impede or interfere with other tenants or the operation of the building.

9.	Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be reasonably acceptable to Landlord.

10.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.	Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to assure the most effective operation of the building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

14.	Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Landlord reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenants and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

16.	Tenant shall not furnish for use within the Project ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be reasonably fixed by Landlord.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the premises any vending machines (except to the extent currently existing) without the written consent of Landlord (which shall not be unreasonably withheld).

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

23.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s reasonable judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for lodging or for manufacturing of any kind, nor shall the Premises be used for any unlawful or immoral purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building.

27.	All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the premises, parked within designated parking spaces, one vehicle to each space. No vehicle may be stored on the property. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at he expense of the owner or driver.

EXHIBIT D

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                                 ,

Tenant

AND

                                                                         ,

Lender

Section:
Block:
Lot:
County:
State:
Premises:

Dated: as of             -        , 200

Record and return by mail to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this              day of                     , 200        , by and among                              (“ Landlord”),                             , a                              (“Lender”), and                                                   (“ Tenant”).

RECITALS

A. Tenant has executed that certain lease dated                              [IF APPLICABLE: as amended by written agreements dated                      and                     ] (the foregoing, the “Lease”), with [                                                             , predecessor-in-title to] Landlord, as lessor, covering the premises described in the Lease consisting of approximately a              square foot space (the “Premises”) in that certain building located at                              (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B. Lender has made (or agreed to make) a loan to Landlord secured by a mortgage or deed of trust encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage or deed of trust and assignment of leases, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the “Security Instrument”); and

C. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1. The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase or right of first refusal to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Security Instrument and the lien created thereby.

2. Tenant agrees to deliver to Lender, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the lease, Lender shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Lender is proceeding with due diligence to cure such default. In such event, Tenant shall not terminate the Lease while such remedies are being diligently pursued by Lender. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Lender (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Lender is proceeding with due diligence to commence an action to appoint a receiver or to obtain the right to possession of the Property by foreclosure, deed in lieu of foreclosure, or otherwise (“Foreclosure”). Tenant hereby agrees that no action taken by Lender to enforce any rights under the Security Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. So long as Tenant is not in default under the Lease beyond any applicable notice and cure period, Lender shall not disturb Tenant’s possession and occupancy of the Premises during the term of the Lease.

4. If Lender or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, subject to Tenant’s performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase or right of first refusal to purchase the Property as may be provided in the Lease. Tenant agrees that any such option or right of first refusal to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to and shall not in any way impair or delay any Foreclosure, as defined herein.

5. Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

a. liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom; or

b. subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord unless Lender has failed to cure any default by Landlord as herein provided; or

c. required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which tenant might have paid Landlord; or

d. bound by any amendments or modifications of the Lease made without Lender’s or Successor Owner’s prior written consent; or

e. liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Lender.

6. Tenant agrees that, without the prior written consent of Lender in each case, Tenant shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Lender the notice and cure period required by this Agreement), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument. Landlord agrees that it shall not require Tenant to subordinate the Lease to any lien subordinate to this Security Instrument.

7. To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

8. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed by Lender, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Lender.

9. Nothing in this Agreement shall impose upon Lender any liability for the obligations of Landlord under the Lease unless and until Lender takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Leased Premises, Tenant shall look exclusively to Successor Owner’s interest, if any, in the Property and/or the proceeds thereof (including, without limitation, the rents, issues and profits from the Property), together with Landlord’s interest in any insurance proceeds applicable to the Property or Landlord’s operations thereon) for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property and/or the proceeds thereof (including, without limitation, the rents, issues and profits from the Property), together with Landlord’s interest in any insurance proceeds applicable to the Property or Landlord’s operations thereon), and Tenant will not collect or attempt to collect any such judgment out of any other assets or interests of Successor Owner.

10. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

11. EACH OF TENANT, LENDER AND LANDLORD HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Lender”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

13. All notices and all other communication with respect to this Agreement shall be directed as follows: if to Lender,

                                                                                                                  , or such other address as Lender may designate in writing to Tenant; and, if to Tenant, at the address set forth in the Lease or at such other address as tenant may designate in writing to Lender. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery or upon refusal thereof. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

14. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

15. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENDER:

, a

By:
Name:
Title:	Authorized Signatory

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO:

[LANDLORD]

By:
Name:
Title:

STATE OF

COUNTY OF

On the              day of                      in the year 200__, before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me the he executed the same in his capacity as Authorized Signatory of                     , and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires:

[Add Acknowledgments — Landlord & Tenant]

EXHIBIT A TO SNDA

Legal Description of Property

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

                             (the “Tenant”) is the tenant under that certain lease dated                             ,                     , together with all amendments to such lease, each of which is listed below (such lease, together with all amendments listed below, the “Lease”) with respect to Tenant’s occupancy of approximately square feet (the “Leased Premises”) of the property commonly known as                                     , located in                     ,              (the “Property”). Tenant has been informed that                     , a              corporation (the “Lender”) is contemplating making a loan (the “Loan”) to                                          (the “Landlord”), which Loan will be secured by, among other things, a first mortgage, deed of trust or security deed in respect of the Property and an assignment of leases and rents (collectively, the “First Mortgage”).

Tenant hereby certifies and represents to Lender and to Landlord that, as of the date set forth by its signature below:

I.	The Lease has not been amended, modified, or supplemented by any letter agreement or other written instrument, except as follows:

II.	The Lease is in full force and effect. Tenant is the holder of the lessee’s interest under the Lease. The Lease constitutes the only agreement to which Tenant is a party, or for the benefit of Tenant, with respect to the Property. Tenant is in sole possession of the Leased Premises, and has not subleased any portion of the Leased Premises, except as follows: .

III.	The term of the Lease commenced on . The current expiration date of the Lease is . Pursuant to the Lease, Tenant has remaining options to extend the term of the Lease, each for months.

The current monthly minimum rent due under the Lease is $             per month. Tenant is currently obligated to pay said minimum rent, and has paid such minimum rent through and including the last day of the calendar month in which this Certificate is dated. Additionally (and without limiting the rights of Tenant under the Lease to challenge said amounts or the rights of Landlord under the Lease to adjust said amounts), Tenant currently pays, on a monthly basis, estimated amounts on account of Common Area Charges as described in the Lease.

IV.	Tenant is not entitled to any future rent rebate, free rent, or other rental concession, except as follows: . Except as set forth in the Lease with respect to Tenant’s rights upon certain casualty or condemnation events, or upon certain breaches of the Lease by Landlord, or upon a constructive eviction or as otherwise permitted under applicable law, Tenant has no right to terminate the Lease prior to the expiration date noted in Paragraph 3 above except as follows [cite to specific provision of Lease or insert “NONE”]: .

V.	Tenant has accepted and taken possession of the Leased Premises. Tenant is open for business in the Leased Premises. The Landlord has performed all of its obligations under the Lease regarding the construction and delivery of the Leased Premises, and the payment of any allowances or other monies in connection therewith, except as follows:

VI.

To Tenant’s actual knowledge, neither Landlord nor Tenant is in breach of, or in default under, the Lease, and Tenant knows of no event or condition which, with the passage of time or the giving of notice or both, would constitute such a breach or default by Tenant or Landlord under the Lease. Neither Tenant nor, to the best of Tenant’s knowledge, Landlord has exercised any option to terminate the Lease, or taken any other action, or received any notice, with respect to the termination of the Lease.

VII.	The amount of the security deposit retained by Landlord under the Lease is $ . To Tenant’s knowledge, no portion of the security deposit has been applied by Landlord against rents under the Lease.

VIII.	Tenant has no option, or right of first refusal, or other preferential right, to purchase all or any part of the Property. Tenant has no option, or right of first refusal, or other preferential right, to lease space (other than the Leased Premises) at the Property, except as follows: .

IX.	There are no actions, whether voluntary or otherwise, pending against the Tenant and/or any guarantor of the Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state.

X.	No commission or other payment is due any real estate broker by Tenant in connection with the leasing of the Leased Premises to Tenant (other than ), and to Tenant’s knowledge there are no agreements, oral or written, under which any real estate broker is entitled to any future payment or commission by Tenant in connection with the leasing of the Leased Premises to Tenant.

Tenant acknowledges that Lender, in making the Loan, is relying upon the accuracy of the statements of Tenant in this Certificate. This Certificate shall be binding upon Tenant and its successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its successors, assigns and designees, including, but not limited to, any successor owner of the Property (“New Owner”), which successors, assigns and New Owner shall be deemed to be included within the term “Lender” for purposes of this Certificate.

IN WITNESS WHEREOF, Tenant has duly executed and delivered this Certificate as of the date set forth below.

Dated: , 200	[Insert TENANT’s legal name, as shown in Lease]

By:
Name:
Title:

[PLEASE INSERT DATE OF SIGNATURE - UNDATED ESTOPPELS ARE NOT ACCEPTED]

EXHIBIT F

VERIFICATION LETTER

                                          (“Tenant”) hereby certifies that it has entered into a lease with                              (“Landlord”) and verifies the following information as of the              day of                     , 20__:

Address of Premises:

Rentable Area of Premises:

Commencement Date:

Expiration Date:

Initial Base Rent:

Billing Address for Tenant:

Attention: ______________________________
Telephone: _____________________________

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, and that Tenant has accepted possession of the Premises, and that as of the date hereof.

TENANT:

By:

(PRINT NAME)

Its:
(PRINT TITLE)

By:

(PRINT NAME)

Its:
(PRINT TITLE)